UNITED STATES BANKRUPTCY COURT
                       SOUTHERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - - - - - -x
In re                                    :
                                         :     Chapter 11
UNITED MERCHANTS AND                     :     Case Nos. 96 B 40940 (AJG)
MANUFACTURERS, INC. AND                  :     and 96 B 40941 (AJG)
VICTORIA CREATIONS, INC.,                :     (Jointly Administered)
                                         :
                  Debtors.               :
- - - - - - - - - - - - - - - - - - - - -x



                  AMENDED AND RESTATED REORGANIZATION PLAN
                OF UNITED MERCHANTS AND MANUFACTURERS, INC.



                                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                   Attorneys for United Merchants and
                                      Manufacturers, Inc.,
                                   Debtor-in-Possession

                                   MICHAEL L. COOK (MC 7887)
                                   LAWRENCE V. GELBER (LG 9384)
                                   919 Third Avenue
                                   New York, New York  10022-3897
                                   (212) 735-3000

Dated: New York, New York
       February 25, 1997




                             TABLE OF CONTENTS

                                                                      PAGE

                                INTRODUCTION

                                 ARTICLE I.
                   DEFINITIONS, RULES OF INTERPRETATION,
                          AND COMPUTATION OF TIME

        A.  Scope Of Definitions.......................................  1
        B.  Definitions................................................  1
        C.  Rules Of Interpretation....................................  8
        D.  Computation Of Time........................................  8

                                ARTICLE II.
                   CLASSIFICATION OF CLAIMS AND INTERESTS

        A.  Introduction...............................................  8
        B.  Unclassified Claims........................................  8
              1.  Administrative Claims................................  8
              2.  Priority Tax Claims..................................  8
        C.  Impaired Classes Of Claims.................................  8
              1.  Class 1:  Other Priority Claims......................  8
              2.  Class 2:  Secured Claims.............................  9
                   (a)  Class 2.01: Foothill Secured Claims............  9
                   (b)  Class 2.02: Old Subordinated
                           Debentures Secured Claims...................  9
                   (c)  Class 2.03:  Other Secured Claims..............  9
        D.  Impaired Classes Of Claims.................................  9
              1.  Class 3:  General Unsecured Claims...................  9
              2.  Class 4:  Subordinated Claims........................  9
              3.  Class 5:  Old Preferred Stock Interests..............  9
              4.  Class 6:  Old Common Stock Interests.................  9

                                ARTICLE III.
                     TREATMENT OF CLAIMS AND INTERESTS

        A.  Unclassified Claims........................................  9
              1.  Administrative Claims................................  9
              2.  Priority Tax Claims.................................. 10
        B.  Impaired Classes Of Claims................................. 10
              1.  Class 1:  Other Priority Claims...................... 10
              2.  Class 2:  Secured Claims............................. 10
                   (a) Class 2.01: Foothill Secured
                         Claims........................................ 10
                   (b) Class 2.02: Old Subordinated
                         Debentures Secured Claims..................... 11
                   (c) Class 2.03: Other Secured Claims................ 11
              3.  Class 3:  General Unsecured Claims................... 11
              4.  Class 4:  Subordinated Claims........................ 11
        C.  Impaired Class Of Interests................................ 11
              1.  Class 5:  Old Preferred Stock Interests.............. 11
              2.  Class 6:  Old Common Stock Interests................. 11

                                ARTICLE IV.
                    MEANS FOR IMPLEMENTATION OF THE PLAN

        A.  Continued Corporate Existence.............................. 12
        B.  Certificate of Incorporation and By-Laws................... 12
        C.  Directors And Officers..................................... 12
        D.  Revesting Of Assets........................................ 12
        E.  Creditors' Committee....................................... 12
        F.  Substantial Contribution Compensation And
              Expenses Bar Date........................................ 12
        G.  Cancellation of Existing Securities and
              Agreements............................................... 13
        H.  Securities To Be Issued In Connection With
              The Plan................................................. 13
        I.  Effectuating Documents; Further Transactions............... 13

                                 ARTICLE V.
                    ACCEPTANCE OR REJECTION OF THE PLAN;
              EFFECT OF REJECTION BY IMPAIRED CLASS OF CLAIMS

        A.  Classes Entitled To Vote................................... 14
        B.  Class Acceptance Requirement............................... 14
        C.   Cramdown.................................................. 14

                                ARTICLE VI.
                     PRESERVATION OF LITIGATION CLAIMS

        A.  Retained Litigation Claims................................. 14
        B.  Preservation of Insurance.................................. 14

                                ARTICLE VII.
                     PROVISIONS GOVERNING DISTRIBUTIONS

        A.  Date Of Distributions...................................... 15
        B.  Interest On Claims......................................... 15
        C.  Disbursing Agent........................................... 15
        D.  Means Of Cash Payment...................................... 15
        E.  Surrender Of Securities Or Instruments..................... 15
        F.  Instructions To Disbursing Agent........................... 15
        G.  Record Date For Distributions To Holders Of
              Old Subordinated Debentures.............................. 16
        H.  No Fractional Securities Issued............................ 16
        I.  Delivery Of Distributions.................................. 16

                               ARTICLE VIII.
           TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

        A.  Rejection of Executory Contracts And
              Unexpired Leases......................................... 17
        B.  Bar Date For Rejection Damages............................. 17

                                ARTICLE IX.
                            CONDITIONS PRECEDENT

        A.  Conditions To Confirmation................................. 17
        B.  Conditions To Consummation................................. 17
        C.  Waiver Of Conditions To Confirmation And
              Consummation............................................. 18

                                 ARTICLE X.
                   PROCEDURES FOR RESOLVING AND TREATING
                       DISPUTED AND CONTINGENT CLAIMS

        A.  Objection Deadline......................................... 18
        B.  No Distributions Pending Allowance......................... 18
        C.  Distribution Reserve....................................... 19
        D.  Distributions After Allowance.............................. 19

                                ARTICLE XI.
                        MODIFICATIONS AND AMENDMENTS

                                ARTICLE XII.
                         RETENTION OF JURISDICTION

                               ARTICLE XIII.
                        COMPROMISES AND SETTLEMENTS

                                ARTICLE XIV.
                          MISCELLANEOUS PROVISIONS

        A.  Setoffs.................................................... 21
        B.  Withholding And Reporting Requirements..................... 21
        C.  Discharge Of UM&M.......................................... 21
        D.  Exculpation And Limitation Of Liability.................... 21
        E.  Binding Effect............................................. 22
        F.  Withdrawal Or Non-Consummation............................. 22
        G.  Indemnification Obligations................................ 22
        H.  Term Of Injunctions Or Stays............................... 22
        I.  No Liability for Certain Tax Claims........................ 22
        J.  Administrative Claims Bar Date............................. 23
        K.  Provisions Governing Sale of Warren and
              Warwick Facilities....................................... 23
                    1.  Warren Facility Sale........................... 23
                    2.  Warwick Facility Sale.......................... 23
        L.  Fees, Costs And Expenses of Existing
              Indenture Trustee........................................ 23
        M.  Notices.................................................... 24
        N.  Governing Law.............................................. 25

                                 EXHIBIT LIST

Exhibit A:   Amended Certificate Of Incorporation And By-Laws

Exhibit B:   Description of New Senior Note

Exhibit C:   Description of New Subordinated Debentures

Exhibit D:   Description of New Common Stock

Exhibit E:   Description of New Warrants

Exhibit F:   PBGC Agreement

Exhibit G:   Rhode Island Real Property Agreements

Exhibit H:   General Mutual Release By and Between UM&M and Uzi Ruskin




                                 INTRODUCTION

      United Merchants and Manufacturers, Inc. ("UM&M"), debtor and debtor-in-possession in the above-captioned Chapter 11 reorganization case, proposes this amended and restated reorganization plan (as may be further amended, the "Plan") for the resolution of its outstanding creditor Claims and equity interests. Reference is made to the Disclosure Statement (defined below) for results of operations, projections for future operations, risk factors, a summary and analysis of the Plan, and certain related matters.

      All holders of Claims are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan.

      Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code and those restrictions on modifications set forth in Article XI of the Plan, UM&M reserves its right to further alter, amend or modify the Plan one or more times before its substantial consummation.


                                 ARTICLE I.
       DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME

A.  SCOPE OF DEFINITIONS

      For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of the Plan. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.  DEFINITIONS

      1.1 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estate and operating the business of UM&M, including wages, salaries, commissions or other employment-related expenses for services rendered after the commencement of the Chapter 11 Case, Professional Fees, the fees, costs and expenses of the Existing Indenture Trustee (subject to Article XIV.L of the Plan), and all fees and charges assessed against the Estate under chapter 123 of title 28, United States Code.

      1.2 "Allowed Claim" means a Claim or any portion thereof (a) that has been allowed by a Final Order, (b) either (x) that is Scheduled, other than a Claim that is Scheduled at zero or as disputed, contingent, or unliquidated, or (y) for which a proof of Claim has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Bankruptcy Code or by any Final Order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (c) that is expressly allowed in the Plan.

      1.3 "Allowed Class...Claim" means an Allowed Claim in the particular Class described.

      1.4 "Allowed Class...Interest" means an interest in the particular Class described (a) that has been allowed by a Final Order, (b) either (x) that is Scheduled or (y) for which a proof of interest has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court, or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Bankruptcy Code or by any Final Order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (c) that is expressly allowed in the Plan.

      1.5 "Amended Certificate of Incorporation and By-laws" means Reorganized UM&M's certificate of incorporation and by-laws in effect under the laws of the State of Delaware, as amended by the Plan, in substantially the form annexed hereto as Exhibit A.

      1.6 "Ballot" means each of the forms that will be distributed with the Disclosure Statement to holders of Claims in Classes that are impaired under the Plan and entitled to vote under Article V.A. hereof in connection with the solicitation of acceptances of the Plan.

      1.7 "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as in effect on the date hereof.

      1.8 "Bankruptcy Court" means the Bankruptcy Court of the United States District Court for the Southern District of New York or such other court as may have jurisdiction over the Chapter 11 Case.

      1.9 "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Case or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

      1.10 "Business Day" means any day, excluding Saturdays, Sundays, and legal holidays, on which commercial banks are open for business in New York, New York.

      1.11 "Cash" means legal tender of the United States or its equivalent.

      1.12 "Chapter 11 Case" means the Chapter 11 case of UM&M pending in the Bankruptcy Court and bearing case number 96-40941 (AJG).

      1.13 "CIT" means The CIT Group/Commercial Services, Inc., a New York corporation, located at 1211 Avenue of the Americas, New York, New York 10036.

      1.14 "CIT Note" means the 5% Subordinated Note due June 30, 2019, in the principal amount of $30,000,000, given by UM&M to CIT.

      1.15 "Claim" means a claim against UM&M, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

      1.16 "Class" means a category of holders of Claims or holders of interests described in Article II hereof.

      1.17 "Confirmation Date" means the date the Confirmation Order is entered.

      1.18 "Confirmation Order" means the order, entered by the Bankruptcy Court, confirming the Plan.

      1.19 "Confirmation Hearing" means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code.

      1.20 "Consummation Date" means the Business Day on which all conditions to the consummation of the Plan set forth in Article IX.B. hereof have been satisfied or waived as provided in Article IX.C. hereof.

      1.21 "Committee" means the creditors' committee appointed by the United States Trustee in this Chapter 11 Case on March 5, 1996, to represent unsecured creditors of UM&M, as such committee may be constituted from time to time.

      1.22 "Cure" means the distribution of Cash, or such other property as may be agreed upon by the parties and ordered by the Bankruptcy Court after notice to the Committee, with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

      1.23 "Disallowed Claim" means (a) a Claim, or any portion thereof, that has been disallowed by a Final Order, (b) a Claim that is Scheduled at zero or as contingent, disputed, or unliquidated and as to which no proof of Claim has been filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court, or (c) a Claim that has not been scheduled and as to which no proof of Claim has been filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court.

      1.24 "Disbursing Agent" means the party designated by UM&M and consented to by the Committee to serve as a disbursing agent under Article VII of the Plan. The Disbursing Agent will be chosen by UM&M on or before the Confirmation Date.

      1.25 "Disclosure Statement" means the written disclosure statement relating to the Plan and approved by the Bankruptcy Court, as such disclosure statement may be amended, modified, or supplemented from time to time.

      1.26 "Disputed Claim" means a Claim or any portion thereof that is neither an Allowed Claim nor a Disallowed Claim.

      1.27 "Distribution Date" means the date, occurring as soon as practicable after the Consummation Date, upon which the first distributions are made to holders of Allowed Claims in accordance with Article III hereof; provided, however, that in no event shall the Distribution Date occur later than thirty (30) days after the Consummation Date, unless otherwise ordered by the Bankruptcy Court.

      1.28 "Distribution Reserve" means the amount of Cash, New Common Stock, New Warrants, New Subordinated Debentures, or other property that would have been distributed on the Distribution Date to holders of (A) Disputed Claims, (B) contingent liquidated Claims, if such Claims had been undisputed or noncontingent Claims on the Distribution Date, pending (i) the allowance of such Claims, (ii) the estimation of such Claims for purposes of allowance or (iii) the realization of the contingencies, and
(C) unliquidated Claims, if such Claims had been liquidated on the Distribution Date, such amounts to be estimated by the Bankruptcy Court or agreed upon by UM&M and the Committee as sufficient to satisfy such unliquidated Claim upon such Claim's (i) allowance, or (ii) estimation for purposes of allowance or (iii) liquidation, pending the occurrence of such estimation or liquidation.

      1.29 "Estate" means the estate of UM&M in its Chapter 11 Case, pursuant to section 541 of the Bankruptcy Code.

      1.30 "Existing Indenture Trustee" means the indenture trustee under the Old Indenture.

      1.31 "Existing Securities" means, collectively, the Old Subordinated Debentures, Old Preferred Stock, and Old Common Stock.

      1.32 "Face Amount" means, (a) when used in reference to a Disputed or Disallowed Claim, the full stated amount claimed by the holder of such Claim in any proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

      1.33 "Final Order" means an order or judgment, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or to seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

      1.34 "Fiscal Year" means, with respect to UM&M, the fiscal year ending June 30th of each year, or such other fiscal year as UM&M may designate.

      1.35 "Foothill" means Foothill Capital Corporation, a California corporation, located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025.

      1.36 "Foothill Collateral" means the real property, accounts receivable, inventory, general intangibles, patents and trademarks, books and records, money, or other assets of UM&M, as more fully described in the Foothill Loan Documents, in which UM&M granted Foothill security interests or liens to secure UM&M's obligations under the Foothill Loan Documents.

      1.37 "Foothill Loan Documents" means the Loan and Security Agreement by and between UM&M and Foothill, dated as of June 24, 1994, as amended August 26, 1994, September 28, 1994, and July 31, 1995, together with all other documents and agreements related thereto, including various promissory notes, pledges, guaranties, and security agreements

      1.38 "ILGWU" means the International Ladies Garment Workers Union National Retirement Fund.

      1.39 "ILGWU Note" means the 5% Subordinated Note due 2019, in the principal amount of $22,000,000, given by UM&M to the ILGWU.

      1.40 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, 26 U.S.C. ss.ss. 1-9722.

      1.41 "New Common Stock" means the shares of common stock of Reorganized UM&M authorized under Article IV.B. of the Plan and the Amended Certificate of Incorporation.

      1.42 "New Senior Note" means the 12% Senior Secured Note due March 31, 2002 of Reorganized UM&M, to be issued and distributed pursuant to
Article III.B. of the Plan on the Distribution Date, or as soon thereafter as practicable, as more fully described in the annexed Exhibit B.

      1.43 "New Subordinated Debentures" means the 3 1/2% Subordinated Debentures due March 31, 2022 of Reorganized UM&M, to be issued and distributed pursuant to Article III.B. of the Plan on the Distribution Date, or as soon thereafter as practicable, as more fully described in the annexed Exhibit C.

      1.44 "New Warrants" means the Series A and Series B warrants to purchase, for the price of $.50 per share, up to two million fifteen thousand two hundred thirty-nine hares of New Common Stock of Reorganized UM&M, as authorized under Article IV.H. of the Plan.

      1.45 "Old Common Stock" means the issued and outstanding shares of UM&M common stock, par value $1.00 per share, as of the Petition Date.

      1.46 "Old Common Stock Interest" means the rights of a holder and owner of issued and outstanding shares of Old Common Stock.

      1.47 "Old Indenture" means the indenture, dated July 1, 1990, as supplemented on November 1, 1990 and August 15, 1991, between UM&M and First Trust National Association, as indenture trustee, pursuant to which the 3 1/2% Old Subordinated Debentures were issued.

      1.48 "Old Preferred Stock" means the issued and outstanding shares of UM&M 10% cumulative preferred stock, Series 1, as of the Petition Date.

      1.49 "Old Preferred Stock Interest" means the rights of a holder and owner of issued and outstanding shares of Old Preferred Stock.

      1.50  "Old Subordinated Debentures" means the 3 1/2% Senior
Subordinated Secured Debentures, due July 1, 2009 of UM&M, issued and outstanding under the Old Indenture.

      1.51 "Old Subordinated Debentures Collateral" means real property, inventory, equipment, general intangibles, patents and trademarks, books and records, money, or other assets of UM&M, as more fully described in the Old Indenture, in which UM&M granted the holders of the Old Subordinated Debentures security interests or liens to secure UM&M's obligations under the Old Indenture.

      1.52 "Other Priority Claim" means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

      1.53  "Other Secured Claim" means any Secured Claim other than Class
2.01 Foothill Secured Claims and Class 2.02 Old Subordinated Debentures Secured Claims.

      1.54 "PBGC" means the Pension Benefit Guaranty Corporation, a wholly-owned United States government corporation created under Title IV of ERISA.

      1.55 "PBGC Claims" means, collectively, the Claims, evidenced by proofs of Claim numbers 1155, 1156, and 1157, filed against UM&M by the PBGC in an aggregate amount in excess of $44,486,078, based on UM&M's purported obligations to the PBGC.

      1.56 "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization, or other entity.

      1.57 "Petition Date" means February 22, 1996, the date on which UM&M filed its petition for reorganization commencing the Chapter 11 Case.

      1.58 "Priority Tax Claim" means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

      1.59 "Professional Fees" means a Claim of a professional, retained in the Chapter 11 Case pursuant to sections 327 and 1103 of the Bankruptcy
Code or otherwise, for compensation or reimbursement of costs and expenses relating to services incurred prior to and including Confirmation, when and to the extent any Claim described above is approved by a Final Order entered pursuant to sections 330, 503(b), or 1103 of the Bankruptcy Code.

      1.60 "Pro Rata" means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class, unless the Plan provides otherwise.

      1.61 "Record Date" means the record date for purposes of making distributions under the Plan to holders of Old Subordinated Debentures on account of Allowed Claims, which date shall be the fifth (5th) Business Day following the date on which the Bankruptcy Court enters the Confirmation Order.

      1.62 "Reinstated" or "Reinstatement" means leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim so as to leave such Claim unimpaired in accordance with section 1124 of the Bankruptcy Code, thereby entitling the holder of such Claim to, but not more than, (a) reinstatement of the original maturity of the obligations on which such Claim is based and (b) payment, as provided herein, of an amount of Cash consisting solely of the sum of
(i) matured but unpaid principal installments, without regard to any acceleration of maturity, accruing prior to the Consummation Date, (ii) accrued but unpaid interest as of the Petition Date, and (iii) reasonable fees, expenses, and charges, to the extent such fees, expenses, and charges are allowed under the Bankruptcy Code and are provided for in the agreement or agreements on which such Claim is based; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be reinstated in order to accomplish Reinstatement.

      1.63 "Reorganized UM&M" means reorganized UM&M organized on and after the Consummation Date under the laws of the State of Delaware.

      1.64 "RHI" means Reunited Holdings, Inc., a Rhode Island corporation, formerly Victoria Creations, Inc. ("VCI"), and an approximately 80% owned subsidiary of UM&M. With respect to any and all events occurring on or before July 1, 1996, RHI also means VCI.

      1.65 "RRL" means Reunited Reinsurance, Ltd., a Bermuda corporation, and a wholly-owned subsidiary of UM&M.

      1.66 "Scheduled" means, with respect to any Claim or interest, the status and amount, if any, of such Claim or interest as set forth in the Schedules.

      1.67 "Schedules" means (a) the schedules of assets and liabilities and the statements of financial affairs filed with the Bankruptcy Court by UM&M on April 29, 1996, and (b) the list of equity security holders filed with the Bankruptcy Court on April 2, 1996, as such schedules, statements and lists have been or may be further amended or supplemented from time to time in accordance with Fed. R. Bankr. P. 1009.

      1.68 "Secured Claim" means a Claim, other than a Setoff Claim, (a) secured by a security interest in or lien upon property of the Estate to the extent of the value, as of the Consummation Date, or such later date as is established by the Bankruptcy Court, of such interest or lien as determined by a Final Order of the Bankruptcy Court pursuant to section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by UM&M and the holder of such Claim, subject to the approval of the Bankruptcy Court and (b) that is a Class 2.01 Foothill Secured Claim, a Class 2.02 Old Subordinated Debentures Secured Claim, or a Class 2.03 Other Secured Claim.

      1.69 "Setoff Claim" means a Claim of a holder of a Claim who has a valid right of setoff with respect to such Claim, which right is enforceable under section 553 of the Bankruptcy Code as determined by a Final Order or as otherwise agreed upon by UM&M and the holder of such Claim, to the extent of the amount subject to such right of setoff.

      1.70 "Subordinated Claims" means the Claims of CIT and the ILGWU directly or indirectly arising from or under, or relating in any way to, the CIT Note and ILGWU Note, respectively.

      1.71 "Subsidiaries" means any or all of the following direct subsidiaries of UM&M: (i) RHI, (ii) RRL, and (iii) Togla.

      1.72 "Substantial Consummation" means the (a) transfer of all or substantially all of the property proposed by the Plan to be transferred,
(b) assumption by Reorganized UM&M of the business or of the management of all or substantially all of the property dealt with by the Plan, and (c) substantial distribution of the property proposed by the Plan to be distributed thereunder, as recognized by the Committee or by order of the Bankruptcy Court.

      1.73 "Substantial Consummation Date" means the date on which Substantial Consummation of the Plan occurs.

      1.74 "Togla" means Togla Inc., a Delaware corporation with no operations, assets, or liabilities, and a wholly-owned subsidiary of UM&M.

      1.75 "UM&M" means United Merchants and Manufacturers, Inc., debtor and debtor-in-possession in Chapter 11 Case No. 96-40941 (AJG) pending in the Bankruptcy Court. UM&M also means Reorganized UM&M on and after the Consummation Date.

      1.76 "Unsecured Claim" means a Claim that is not an Administrative Claim, Priority Tax Claim, Other Priority Claim, Secured Claim, or Subordinated Claim.

      1.77 "Warren Facility" means the real property and improvements thereon located at 560 Metacom Avenue, Warren, Rhode Island, owned by UM&M.

      1.78 "Warren Facility Proceeds" means the proceeds from the sale of the Warren Facility in an amount equal to the selling price of the Warren Facility minus (i) the reasonable broker commission payable by UM&M on account of the sale of the Warren Facility, (ii) the reasonable legal fees and other costs applicable to the sale transaction, (iii) state gains or income tax, calculated as of the date of closing, on the difference between the gross selling price and UM&M's tax basis in the Warren Facility after consideration of the transaction costs listed in (i) and (ii) of this paragraph, (iv) federal gains or income tax, calculated as of the date of closing, on the difference between the gross selling price and UM&M's tax basis, (v) and all other expenses associated with the Warren Facility Sale.

      1.79 "Warren Facility Sale" means the sale of the Warren Facility, as described in Articles III.B. and XIV.K. of the Plan.

      1.80 "Warwick Facility" means the real property and improvements thereon located at 30 Jefferson Park Road, Warwick, Rhode Island, owned by UM&M.

      1.81 "Warwick Facility Proceeds" means the proceeds from the sale of the Warwick Facility in an amount equal to the selling price of the Warwick Facility minus (i) the reasonable broker commission payable by UM&M on account of the sale of the Warwick Facility, (ii) the reasonable legal fees and other costs applicable to the sale transaction, (iii) state gains or income tax, calculated as of the date of closing, on the difference between the gross selling price and UM&M's tax basis in the Warwick Facility after consideration of the transaction costs listed in (i) and (ii) of this paragraph, and (iv) federal gains or income tax, calculated as of the date of closing, on the difference between the gross selling price and UM&M's tax basis, (v) and all other expenses associated with the Warren Facility Sale.

      1.82 "Warwick Facility Sale" means the sale of the Warwick Facility, as described in Articles III.B. and XIV.K. of the Plan.

C.  RULES OF INTERPRETATION

      For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or documents being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to Articles, Schedules, and Exhibits are references to Articles, Schedules, and Exhibits of or to the Plan, (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and
(f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.  COMPUTATION OF TIME

      In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.


                                ARTICLE II.
                   CLASSIFICATION OF CLAIMS AND INTERESTS

A.  INTRODUCTION

      All Claims and interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

      A Claim or interest is placed in a particular Class only to the extent that the Claim or interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or interest falls within the description of such other Classes. A Claim or interest is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or interest is an Allowed Claim in that Class and such Claim or interest has not been paid, released, or otherwise settled prior to the Consummation Date.

B.  UNCLASSIFIED CLAIMS (NOT ENTITLED TO VOTE ON THE PLAN)

      1.  Administrative Claims

      2.  Priority Tax Claims

C.  IMPAIRED CLASSES OF CLAIMS (ENTITLED TO VOTE ON THE PLAN)

      1.  Class 1:  Other Priority Claims

      Class 1 consists of all Other Priority Claims.

      2.  Class 2:  Secured Claims

      Class 2 consists of separate subclasses for each Secured Claim secured by a security interest in or lien upon property in which the Estate has an interest. Each subclass is deemed to be a separate class for all purposes under the Bankruptcy Code.

            (a)  Class 2.01: Foothill Secured Claims

      Class 2.01 consists of all Claims, secured by the Foothill
Collateral, directly or indirectly arising from or under, or relating in any way to, the Foothill Loan Documents

            (b)  Class 2.02: Old Subordinated Debentures Secured Claims

      Class 2.02 consists of all Claims with respect to the Old
Subordinated Debentures Collateral, directly or indirectly arising from or under, or relating in any way to, the Old Subordinated Debentures.

            (c)  Class 2.03:  Other Secured Claims

      Class 2.03 consists of all Other Secured Claims against UM&M.

D. IMPAIRED CLASSES OF CLAIMS AND INTERESTS (CONCLUSIVELY PRESUMED TO HAVE REJECTED THE PLAN AND, THEREFORE, NOT ENTITLED TO VOTE ON THE PLAN)

      1.  Class 3:  General Unsecured Claims

      Class 3 consists of all Unsecured Claims.

      2.  Class 4:  Subordinated Claims

      Class 4 consists of all Subordinated Claims.

      3.  Class 5:  Old Preferred Stock Interests

      Class 5 consists of all Old Preferred Stock Interests.

      4.  Class 6:  Old Common Stock Interests

      Class 6 consists of all Old Common Stock Interests.


                                ARTICLE III.
                     TREATMENT OF CLAIMS AND INTERESTS

A.  UNCLASSIFIED CLAIMS

      1.  Administrative Claims

      On the Distribution Date, or as soon thereafter as practicable, a holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim (a) Cash equal to the unpaid portion of such Allowed Administrative Claim, or (b) such other treatment as to which UM&M and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by UM&M in the ordinary course of its business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

      2.  Priority Tax Claims

      On the Distribution Date, or as soon thereafter as practicable, a holder of an Allowed Priority Tax Claim shall be entitled to receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim (a) deferred Cash payments in an aggregate principal amount equal to the amount of such Allowed Priority Tax Claim plus interest on the unpaid portion thereof at the rate of five (5) percent per annum from the Consummation Date through the date of payment thereof, or (b) such other treatment as to which UM&M and such holder shall have agreed upon in writing, with the approval of the Bankruptcy Court. If deferred Cash payments are made to a holder of an Allowed Priority Tax Claim, payments of principal shall be made in annual installments, each such installment amount being equal to 10 percent of such Allowed Priority Tax Claim plus accrued and unpaid interest, with the first payment to be due on the Distribution Date, and subsequent payments to be due on the anniversary of the first payment date or as soon thereafter as is practicable; provided, however, that any installments remaining unpaid on the date that is six years after the date of assessment of the tax that is the basis for the Allowed Priority Tax Claim shall be paid on the first Business Day following such date, together with any accrued and unpaid interest to the date of payment; and provided, further, that UM&M reserves the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Consummation Date without premium or penalty; and provided, further, that no holder of an Allowed Priority Tax Claim shall be entitled to any payments on account of any pre-Consummation interest accrued or penalty arising on or after the Petition Date with respect to or in connection with such Allowed Priority Tax Claim.

B.  IMPAIRED CLASSES OF CLAIMS

      1.  Class 1:  Other Priority Claims

      On the Distribution Date, or as soon thereafter as practicable, a holder of an Allowed Class 1 Other Priority Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 1 Other Priority Claim (a) Cash equal to the amount of such Allowed Class 1 Other Priority Claim or (b) such other treatment as to which UM&M and such holder shall have agreed upon in writing.

      2.  Class 2:  Secured Claims

      Each holder of a Class 2 Secured Claim shall be treated as a separate class for purposes of implementing and consummating the Plan.

            (a)  Class 2.01:  Foothill Secured Claims

      On the Distribution Date, or as soon thereafter as practicable, the holder of an Allowed Class 2.01 Foothill Secured Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 2.01 Foothill Secured Claim, the New Senior Note. As provided in Article XIV.K. hereof, UM&M shall sell the Warren and Warwick Facilities and apply the proceeds of the sales, after payment of taxes and sale expenses as set forth in Articles I.B.1.78 and I.B.1.81 above, toward satisfaction of UM&M's obligations to Foothill under the New Senior Note.

            (b)  Class 2.02:  Old Subordinated Debentures Secured Claims

      On the Consummation Date, Reorganized UM&M shall issue to the Disbursing Agent (x) $59,491,000.00 in aggregate principal amount of New Subordinated Debentures in full satisfaction, settlement, release, and discharge of, and in exchange for, $59,491,000.00 of Allowed Class 2.02 Old Subordinated Debentures Secured Claims, and on account of and for the benefit of all holders of Allowed Class 2.02 Old Subordinated Debentures Secured Claims, and (y) eight million (8,000,000) shares of New Common Stock and New Warrants to purchase two million fifteen thousand two hundred thirty-nine (2,015,239) additional shares of New Common Stock (together, the "New Equity Securities") in full satisfaction, settlement, release, and discharge of, and in exchange for, $10,000,000.00 of Allowed Class 2.02 Old Subordinated Debentures Secured Claims, and on account of and for the benefit of all holders of Allowed Class 2.02 Old Subordinated Debentures Secured Claims. On the Distribution Date, or as soon thereafter as practicable, each holder of an Allowed Class 2.02 Old Subordinated Debentures Secured Claim shall receive its Pro Rata share of (x) the New Subordinated Debentures, and (y) the New Equity Securities.

            (c)  Class 2.03:  Other Secured Claims

      On the Distribution Date, or as soon thereafter as practicable, a holder of an Allowed Class 2.03 Other Secured Claim, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class 2.03 Other Secured Claim, shall, in the sole discretion of UM&M, (i) upon abandonment by UM&M receive the property securing such Allowed Class
2.03 Other Secured Claim, (ii) receive deferred cash payments totalling at least the amount of such Allowed Class 2.03 Other Secured Claim, of a value, as of the Consummation Date, of at least the value of such holder's interest in the Estate's interest in the property securing such Allowed Class 2.03 Other Secured Claim, (iii) receive payments or liens amounting to the indubitable equivalent of the value of such holder's interest in the Estate's interest in the property securing the Allowed Class 2.03 Other Secured Claim, (iv) be Reinstated, or (iii) receive such other treatment as to which UM&M and the holder shall have agreed upon in writing as announced prior to or at the Confirmation Hearing.

      3.  Class 3:  General Unsecured Claims

      The holders of Class 3 General Unsecured Claims shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Class 3 General Unsecured Claims.

      4.  Class 4:  Subordinated Claims

      The holders of Class 4 Subordinated Claims shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Class 4 Subordinated Claims.

C.  IMPAIRED CLASS OF INTERESTS

      1.  Class 5:  Old Preferred Stock Interests

      On the Distribution Date, the Class 5 Old Preferred Stock Interests shall be canceled and the holders of Class 5 Old Preferred Stock Interests shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Class 5 Old Preferred Stock Interests.

      2.  Class 6:  Old Common Stock Interests

      On the Distribution Date, the Class 6 Old Common Stock Interests shall be canceled and the holders of Class 6 Old Common Stock Interests shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Class 6 Old Common Stock Interests.


                                ARTICLE IV.
                    MEANS FOR IMPLEMENTATION OF THE PLAN

A.  CONTINUED CORPORATE EXISTENCE

      UM&M will continue to exist as a separate corporate entity in accordance with the laws of Delaware and pursuant to the certificate of incorporation and by-laws in effect prior to the Consummation Date, except to the extent such certificate of incorporation and by-laws are amended under this Plan.

B.  CERTIFICATE OF INCORPORATION AND BY-LAWS

      The certificate of incorporation and by-laws of UM&M will be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code. The Amended Certificate of Incorporation shall include, among other things,
(i) a provision for an authorized capital stock of 40,000,000 shares of New Common Stock, $.01 par value per share, (ii) pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, and (iii) a provision imposing restrictions on the transfer of New Common Stock by certain holders thereof, in substantially the form of Article Fifth of the form of Amended Certificate of Incorporation annexed hereto as Exhibit A.

C.  DIRECTORS AND OFFICERS

      The directors and officers of UM&M before the Consummation Date shall serve as the initial directors and officers of Reorganized UM&M after the Consummation Date. Not later than 60 days after the Consummation Date, or as soon thereafter as practicable, Reorganized UM&M shall conduct a shareholders' meeting, at which time the term of the current board of directors shall expire and the shareholders shall elect a new board of directors for Reorganized UM&M. The board of directors of Reorganized UM&M shall have the responsibility for the management, control, and operation of Reorganized UM&M on and after the Consummation Date.

D.  REVESTING OF ASSETS

      Pursuant to section 1141(b) of the Bankruptcy Code, the property of the Estate, and any property of UM&M that is not property of the Estate and that is not specifically disposed of pursuant to the Plan, shall revest in UM&M on the Confirmation Date. Thereafter, UM&M may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Confirmation Date, all property of UM&M shall be free and clear of all Claims and interests, including liens and security interests, except as specifically provided in the Plan or in the Confirmation Order. Without limiting the foregoing, UM&M may, without application to or approval by the Bankruptcy Court, pay professional fees and expenses that it may incur after the Confirmation Date.

E.  CREDITORS' COMMITTEE

      The Committee will cease to exist after the Substantial Consummation Date, except to the extent necessary to (i) monitor UM&M's compliance with its obligations hereunder, (ii) perform all acts expressly provided for herein, and (iii) to the extent the Committee has previously done so, continue the prosecution or defense of pending motions, applications or adversary proceedings, or any appeal therefrom.

F.  SUBSTANTIAL CONTRIBUTION COMPENSATION AND EXPENSES BAR DATE

      Any person or entity who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Case pursuant to section 503(b)(3),(4), and (5) of the Bankruptcy Code must file a request with the clerk of the Bankruptcy Court, on or before 5:00 p.m. Eastern Standard Time on March 31, 1997, (the "Substantial Contribution Bar Date"), and serve such application on counsel for UM&M, counsel for the Committee, and as otherwise required by the Bankruptcy Court on or before the Substantial Contribution Bar Date, or be forever barred from seeking such compensation or expense reimbursement.

G.  CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS

      On the Consummation Date, except as otherwise provided for herein,
(i) the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of UM&M, except (x) such notes or other instruments evidencing indebtedness or obligations of UM&M that are Reinstated under the Plan and
(y) the notes or instruments listed on Exhibit G to the Plan, shall be canceled, and (ii) the obligations of UM&M under any agreements, indentures or certificates of designations governing the Existing Securities and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of UM&M, except (x) such notes or other instruments evidencing indebtedness or obligations of UM&M that are Reinstated under the Plan and (y) the notes or instruments listed on Exhibit G to the Plan, as the case may be, shall be discharged; provided, however, that each indenture or other agreement that governs the rights of the holder of a Claim and that is administered by an indenture trustee, an agent, or a service shall continue in effect solely for the purposes of (i) allowing such indenture trustee, agent, or service to make the distributions to be made on account of such Claims under the Plan as provided in Article III.B. hereof, and (ii) permitting such indenture trustee, agent, or service to maintain any rights or liens it may have for fees, costs and expenses under such indenture or other agreement; provided, further, that the provisions of clause (ii) of this paragraph shall not affect the discharge of UM&M's liabilities under the Bankruptcy Code and the Confirmation Order or result in any expense or liability to UM&M. Reorganized UM&M shall not have any obligations to any indenture trustee, agent or service (or to any Disbursing Agent replacing such indenture trustee, agent or service) for any fees, costs or expenses, except as expressly provided in this Article IV.G. or as otherwise ordered by the Bankruptcy Court.

      Any actions taken by an indenture trustee, an agent, or a service that are not for the purposes authorized in Article VII.E. of the Plan shall not be binding on UM&M. Notwithstanding the foregoing, UM&M may terminate any indenture or other governing agreement and the authority of any indenture trustee, agent, or service to act thereunder at any time, with or without cause, by giving five (5) days written notice of termination to the indenture trustee, agent, or service. If distributions under the Plan have not been completed at the time of termination of the indenture or other governing agreement, UM&M shall designate a Disbursing Agent to act in place of the indenture trustee, agent, or service, and the provisions of this Article IV.G. shall be deemed to apply to the new distribution agent.

H.  SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN

      On or before the Distribution Date, UM&M shall issue for distribution in accordance with the provisions of the Plan the New Senior Note, the New Subordinated Debentures, the shares of New Common Stock, and the New Warrants required for distribution pursuant to the provisions of the Plan. The principal terms of the New Senior Note, New Subordinated Debentures, New Common Stock and New Warrants are summarized in Exhibits B, C, D, and E hereto and incorporated herein by reference.

I.  EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

      The Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Financial Officer, or any other appropriate officer of UM&M, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or Assistant Secretary of UM&M shall be authorized to certify or attest to any of the foregoing actions, if necessary.


                                 ARTICLE V.
                    ACCEPTANCE OR REJECTION OF THE PLAN;
              EFFECT OF REJECTION BY IMPAIRED CLASS OF CLAIMS

A.  CLASSES ENTITLED TO VOTE

      Each impaired Class that will (or may) receive or retain property or an interest in property under the Plan shall be entitled to vote to accept or reject the Plan. Each unimpaired Class of Claims shall be deemed to have accepted the Plan and shall not be entitled to vote to accept or reject the Plan. Because Classes 3, 4, 5, and 6 are not entitled to receive or retain any property under the Plan, such Classes are presumed to have rejected the Plan and, therefore, shall not be entitled to vote on the Plan.

B.  CLASS ACCEPTANCE REQUIREMENT

      Under section 1126(c) of the Bankruptcy Code, an impaired Class of Claims has accepted the Plan if the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class who have voted on the Plan, have voted to accept the Plan.

C.   CRAMDOWN

      UM&M hereby requests confirmation of the Plan, as it may be modified or amended from time to time, under section 1129(b) of the Bankruptcy Code, if necessary.


                                ARTICLE VI.
                     PRESERVATION OF LITIGATION CLAIMS

A.  RETAINED LITIGATION CLAIMS

      In accordance with section 1123(b)(3) of the Bankruptcy Code, and except as otherwise provided herein, Reorganized UM&M shall retain and may enforce all claims, rights of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that UM&M or the Estate may hold against any entity; provided, however, that, notwithstanding the foregoing, UM&M shall waive, effective upon the Confirmation Date, any and all rights that UM&M or the Estate may hold against any entity to enforce claims, rights of action, suits, and proceedings, whether known or unknown, under section 547 of the Bankruptcy Code. Reorganized UM&M or any of its successors may pursue such retained litigation claims in accordance with the best interests of Reorganized UM&M or its successors who hold such rights of action.

B.  PRESERVATION OF INSURANCE

      UM&M's discharge and release from all Claims as provided herein, except as necessary to be consistent with the Plan, shall not diminish or impair the enforceability of any insurance policy that may cover Claims against UM&M or any other Person. Insurance policies that have policy periods that have expired shall not be deemed to be executory contracts under the Plan and such insurance policies shall remain in full force and effect according to the terms of such policies.


                                ARTICLE VII.
                     PROVISIONS GOVERNING DISTRIBUTIONS

A.  DATE OF DISTRIBUTIONS

      Distributions under the Plan shall be made on the Distribution Date, or as soon thereafter as practicable, except as otherwise provided for herein or ordered by the Bankruptcy Court.

B.  INTEREST ON CLAIMS

      Unless otherwise specifically provided for in the Plan or the Confirmation Order, or as required by applicable bankruptcy law, interest shall not accrue on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

C.  DISBURSING AGENT

      The Disbursing Agent shall make all distributions required under this Plan. The Disbursing Agent may be required to give a bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

D.  MEANS OF CASH PAYMENT

      Cash payments made pursuant to this Plan shall be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

E.  SURRENDER OF SECURITIES OR INSTRUMENTS

      On or before the Distribution Date, or as soon as practicable thereafter, each holder of a promissory note, debenture, or other instrument evidencing a Claim, other than a Claim that is Reinstated (a "Certificate"), shall surrender such Certificate to the Disbursing Agent, or, with respect to indebtedness that is governed by an indenture or other agreement, the respective indenture trustee, agent, or servicer, as the case may be, and such Certificate shall be cancelled. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the respective indenture trustee, agent, or servicer, as the case may be, or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the respective indenture trustee, agent, or servicer, as the case may be. Any such holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the respective indenture trustee, agent, or servicer, as the case may be, prior to the fifth (5th) anniversary of the Consummation Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including interest accrued thereon, shall revert to Reorganized UM&M notwithstanding any federal or state escheat laws to the contrary.

F.  INSTRUCTIONS TO DISBURSING AGENT

      Prior to any distribution on account of Old Subordinated Debentures, the Existing Indenture Trustee shall (i) inform the Disbursing Agent as to the amount of properly surrendered Old Subordinated Debentures, and (ii) instruct the Disbursing Agent, in a form and manner that the Disbursing Agent reasonably determines to be acceptable, of the names and denominations of the New Common Stock, New Warrants, and New Subordinated Debentures to be issued to or on behalf of the holders of Allowed Class
2.02 Old Subordinated Debentures Secured Claims in exchange for properly surrendered Old Subordinated Debentures.

G.  RECORD DATE FOR DISTRIBUTIONS TO HOLDERS OF OLD SUBORDINATED
    DEBENTURES

      At the close of business on the Record Date, the transfer ledgers of the Existing Indenture Trustee shall be closed, and there shall be no further changes in the record holders thereof. Reorganized UM&M, the Existing Indenture Trustee and the Disbursing Agent shall have no obligation to recognize any transfer of such Old Subordinated Debentures occurring after the Record Date. Reorganized UM&M, the Existing Indenture Trustee and the Disbursing Agent shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Record Date.

H.  NO FRACTIONAL SECURITIES ISSUED

      No fractional shares of New Equity Securities shall be issued or distributed under the Plan or by any Disbursing Agent, indenture trustee, agent, or servicer. Each holder entitled under the Plan to receive New Equity Securities shall receive the total number of whole New Common Stock certificates and whole New Warrants to which such holder is entitled. Whenever any distribution to a particular holder would otherwise call for distribution under the Plan of a fraction of a share of New Common Stock or a fractional part of a New Warrant, the Disbursing Agent shall allocate separately to each such holder one whole share or warrant, to such holders in order of the fractional portion of their entitlements, starting with the largest such fractional portion, until all remaining whole shares and warrants have been allocated. Upon the allocation of a whole share or warrant to a holder in respect of the fractional portion of its entitlement, such fractional portion shall be cancelled. If two or more holders are entitled to equal fractional entitlements and the number of holders so entitled exceeds the number of whole shares or warrants which remain to be allocated, the Disbursing Agent shall allocate the remaining whole shares or warrants to such holders by random lot or such other impartial method as the Disbursing Agent deems fair. Upon the allocation of all of the whole shares and warrants authorized under this Plan, all remaining fractional portions of the entitlements shall be cancelled and shall be of no further force and effect.

I.  DELIVERY OF DISTRIBUTIONS

      Distributions to holders of Allowed Claims shall be made by the Disbursing Agent or the appropriate agent, or servicer, as the case may be,
(a) at the addresses set forth on the proofs of Claim filed by such holders (or at the last known addresses of such holders if no proof of Claim is filed or if UM&M has been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of Claim, (c) at the addresses reflected in the Schedules if no proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address. If any holder's distribution is returned to the Disbursing Agent, agent, or servicer, as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent or the appropriate agent, or servicer is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent or the agent, or servicer, shall be returned to Reorganized UM&M until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the fifth (5th) anniversary of the Consummation Date. After such date, all unclaimed property shall revert to Reorganized UM&M and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred.


                               ARTICLE VIII.
           TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.  REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

      Unless assumed by order of the Bankruptcy Court entered on or before Confirmation, all executory contracts and unexpired leases of UM&M, including, but not limited to, the employment agreement between UM&M and Uzi Ruskin, dated July 9, 1982, as subsequently amended (the "Ruskin Agreement"), shall be deemed automatically rejected on the Confirmation Date. In conjunction with UM&M's rejection of the Ruskin Agreement, UM&M and Mr. Ruskin shall enter into a general mutual release, a form of which is annexed hereto as Exhibit H, of all claims, if any, that either party might possess against the other. The Confirmation Order shall constitute an order of the Bankruptcy Court approving (i) such rejections, and (ii) the proposed general mutual release, and (iii) the proposed release by Reorganized UM&M of all claims, rights of action, suits, and proceedings, whether known or unknown, under section 547 of the Bankruptcy Code, pursuant to sections 105(a) and 365(a) of the Bankruptcy Code.

B.  BAR DATE FOR REJECTION DAMAGES

      If the rejection by UM&M, pursuant to the Plan, of an executory contract or unexpired lease results in a Claim, which is not theretofore evidenced by a timely filed proof of Claim or a proof of Claim that is deemed to be timely filed under applicable law, then such Claim shall be forever barred and shall not be enforceable against UM&M or Reorganized UM&M or the properties of either of them unless a proof of Claim is filed with the clerk of the Bankruptcy Court and served upon counsel to UM&M within thirty (30) days after service of the earlier of (i) notice of the Confirmation Order, or (ii) other notice that the executory contract or unexpired lease has been rejected.


                                ARTICLE IX.
                            CONDITIONS PRECEDENT

A.  CONDITIONS TO CONFIRMATION

      The following are conditions precedent to confirmation of the Plan that must be satisfied unless waived in accordance with Article IX.C. of the Plan:

      1. The Confirmation Order shall be in form and substance reasonably acceptable to UM&M and the Committee.

      2.  The PBGC Agreement shall be approved by the Bankruptcy Court.

B.  CONDITIONS TO CONSUMMATION

      The following are conditions precedent to the occurrence of the Consummation Date, each of which must be satisfied unless waived in accordance with Article IX.C. of the Plan:

      1.  Confirmation will have occurred and the Confirmation
          Order shall, among other things, provide that:

            a. The provisions of the Confirmation Order are nonseverable and mutually dependent;

            b. The transfers of property by UM&M (a) to Reorganized UM&M
            (i) are or shall be legal, valid, and effective transfers of property, (ii) vest or shall vest Reorganized UM&M with good title to such property free and clear of all liens, charges, Claims, encumbrances, or interests, except as expressly provided in the Plan or Confirmation Order, (iii) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable bankruptcy or nonbankruptcy law, and
            (iv) do not and shall not subject Reorganized UM&M to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability, and (b) to holders of Claims under the Plan are for good consideration and value and are in the ordinary course of UM&M's business;

            c. Except as expressly provided in the Plan, UM&M is discharged effective on the Confirmation Date from any "debt" (as that term is defined in section 101(12) of the Bankruptcy Code), and UM&M's liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or that arose from any agreement of UM&M that has either been assumed or rejected in the Chapter 11 Case or pursuant to the Plan, or obligation of UM&M incurred before Confirmation, or from any conduct of UM&M prior to Confirmation, or that otherwise arose before Confirmation, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

            d. The Plan does not provide for the liquidation of all or substantially all of the property of UM&M and its confirmation is not likely to be followed by the liquidation of Reorganized UM&M or the need for further financial reorganization;

            e. No request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.

C.  WAIVER OF CONDITIONS TO CONFIRMATION AND CONSUMMATION

      The conditions set forth in Articles IX.A. and IX.B. of the Plan, except that contained in Article IX.A.2, may be waived by UM&M, with the consent of the Committee,without notice or a hearing.


                                 ARTICLE X.
                   PROCEDURES FOR RESOLVING AND TREATING
                       DISPUTED AND CONTINGENT CLAIMS

A.  OBJECTION DEADLINE

      As soon as practicable, but in no event later than 90 days after the Confirmation Date (unless extended by UM&M after obtaining the approval of the Bankruptcy Court), UM&M, or any other applicable entity, shall file objections to Claims with the Bankruptcy Court and serve such objections upon the holders of each of the Claims to which objections are made.

B.  NO DISTRIBUTIONS PENDING ALLOWANCE

      Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

C.  DISTRIBUTION RESERVE

      1. The Disbursing Agent shall withhold the Distribution Reserve from the Cash, New Equity Securities, New Subordinated Debentures, or other property to be distributed under the Plan. As to any Disputed Claim, upon a request for estimation by the Committee or UM&M, the Bankruptcy Court shall determine what amount is sufficient to withhold as the Distribution Reserve. UM&M may request estimation for every Disputed Claim that is unliquidated and the Disbursing Agent shall withhold the Distribution Reserve based upon the estimated amount of such Claim as set forth in a Final Order. If UM&M elects not to request such an estimation from the Bankruptcy Court with respect to a Disputed Claim that is liquidated, the Disbursing Agent shall withhold the Distribution Reserve based upon the Face Amount of such Claim. Nothing in the Plan or herein shall be deemed to entitle the holder of a Disputed Claim to post-petition interest on such Claim, and such holder shall not be entitled to any such interest.

      2. Neither the Disbursing Agent, nor any other party, shall be entitled to vote any shares of the New Common Stock held in the Distribution Reserve. In the event that any matter requires approval by the shareholders of Reorganized UM&M prior to the distribution or cancellation of all shares of New Common Stock from the Distribution Reserve, the shares of New Common Stock held by the Disbursing Agent shall be deemed only for voting purposes not to have been issued.

      3. If practicable, the Disbursing Agent shall invest any Cash that is withheld as the Distribution Reserve in a manner that shall yield a reasonable net return, taking into account the safety of the investment.

D.  DISTRIBUTIONS AFTER ALLOWANCE

      Payments and distributions from the Distribution Reserve to each holder of a Disputed Claim, to the extent that all or part of such Claim ultimately becomes an Allowed Claim, shall be made in accordance with the provisions of the Plan governing the class of Claims to which the respective holder belongs; provided, however, that until a Final Order has been entered or other final resolution has been reached with respect to every Disputed Claim, no Cash, shares of New Common Stock, New Warrants, New Subordinated Debentures, or other property held in the Distribution Reserve shall be distributed. After a Final Order has been entered, or other final resolution has been reached, with respect to every Disputed Claim, any Cash remaining in the Distribution Reserve shall remit to the working capital of Reorganized UM&M and any New Common Stock, New Warrants, or New Subordinated Debentures remaining in the Distribution Reserve shall be distributed Pro Rata to holders of Allowed Class 2.02 Claims.


                                ARTICLE XI.
                        MODIFICATIONS AND AMENDMENTS

      UM&M may alter, amend, or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to Substantial Consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code and in Article I.B.1.72 above, UM&M may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement approved with respect to the Plan, or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of holders of Claims or interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.


                                ARTICLE XII.
                         RETENTION OF JURISDICTION

      The Bankruptcy Court shall have exclusive jurisdiction, under sections 105(a) and 1142 of the Bankruptcy Code, of all matters arising out of, and related to, the Chapter 11 Case and the Plan including, among other things, the following matters:

      a. To hear and determine any and all pending or future objections to the allowance of claims relating to events or transactions occurring on or prior to the Consummation Date;

      b. To consider and rule on the compromise and settlement of any claim against or cause of action on behalf of the Estate;

      c. To hear and determine all pending or future controversies, suits, and disputes that may arise in connection with the interpretation of the Plan or any documents intended to implement the provisions of the Plan;

      d. To hear and determine any and all applications for the allowance of compensation and reimbursement of expenses;

      e. To hear and determine, if necessary, or to estimate or liquidate any and all claims arising therefrom or from the rejection of executory contracts or unexpired leases pursuant to the Plan or otherwise;

      f. To consider any modifications of the Plan permitted by the Bankruptcy Code;

      g. To correct any defect, cure any omission or reconcile any inconsistency in the Plan, including any exhibit thereto, or in any order of the Bankruptcy Court, including the Confirmation Order, as may be necessary to carry out the purposes and intent of the Plan and to implement and effectuate the Plan;

      h. To determine such other matters as may be provided for in the Confirmation Order or other orders of the Bankruptcy Court as may be authorized under the provisions of the Bankruptcy Code or any other applicable law;

      i. To enforce all orders, judgments, injunctions, and rulings entered in the Chapter 11 case;

      j. To issue such orders as may be necessary or appropriate in aid of confirmation and to facilitate consummation of the Plan;

      k. To enter an order closing the Chapter 11 Case;

      l. To recover all assets of UM&M and property of the Estate, wherever located; and

      m. To hear and determine (a) all motions, applications, adversary proceedings, and contested and litigated matters pending on the Consummation Date, and (b) all claims by or against UM&M arising under the Bankruptcy Code or nonbankruptcy law, if made applicable by the Bankruptcy Code, including claims to avoid preferential or fraudulent transfers under sections 547 and 548 of the Bankruptcy Code, whether such claims are commenced before or after the Consummation Date.


                               ARTICLE XIII.
                        COMPROMISES AND SETTLEMENTS

      Pursuant to section 1123(b)(3) of the Bankruptcy Code and Fed. R. Bankr. P. 9019(a), UM&M and the PBGC shall effectuate the following compromise and settlement of the PBGC Claims: (i) the PBGC Claims shall be Allowed as a single Class 1 Other Priority Claim (the "Allowed PBGC Claim") in the aggregate amount of Seventeen Million Two Hundred Thousand Dollars ($17,200,000.00), and, together with all claims derivative thereof, shall be disallowed and expunged in all other amounts and priorities; and (ii) on the Distribution Date, or as soon thereafter as practicable, the PBGC, in full satisfaction, settlement, release, and discharge of, and in exchange for, the Allowed PBGC Claim, shall receive $17,200,000.00 in principal amount of New Subordinated Debentures. A copy of the PBGC Agreement is annexed hereto as Exhibit F and is incorporated herein by reference.


                                ARTICLE XIV.
                          MISCELLANEOUS PROVISIONS

A.  SETOFFS

      UM&M may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made under the Plan on account of such Claim, claims of any nature whatsoever that UM&M may have against the holder of such Claim; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by UM&M of any claim that UM&M may have against such holder.

B.  WITHHOLDING AND REPORTING REQUIREMENTS

      In connection with the Plan and all instruments issued in connection therewith and distributions thereon, UM&M shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

C.  DISCHARGE OF UM&M

      All property distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against UM&M or any of its assets or properties, and, except as otherwise provided herein or in the Confirmation Order, on the Confirmation Date, UM&M shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all debts. The Confirmation Order shall be a judicial determination of discharge of all liabilities of UM&M, subject to the occurrence of Consummation.

D.  EXCULPATION AND LIMITATION OF LIABILITY

      Neither Reorganized UM&M, the Committee, nor any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, shall have or incur any liability to any holder of a Claim or an interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, UM&M's Chapter 11 Case, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

      Notwithstanding any other provision of this Plan, any holder of a Claim or an interest, any other party in interest, and any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and any successors or assigns of the foregoing, shall have no right of action against Reorganized UM&M, the Committee or any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, for any act or omission in connection with, relating to, or arising out of, UM&M's Chapter 11 Case, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct.

E.  BINDING EFFECT

      The Plan shall be binding upon and inure to the benefit of UM&M, the holders of Claims, the holders of interests, and their respective successors and assigns.

F.  WITHDRAWAL OR NON-CONSUMMATION

      If UM&M withdraws the Plan prior to the Confirmation Date, or if Confirmation or Consummation of the Plan does not occur, then the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void. In such event, nothing contained herein, and no acts taken in preparation for Consummation of the Plan, shall be deemed to constitute a waiver or release of any Claims by or against UM&M or any other Person, to prejudice in any manner the rights of UM&M or any Person in any further proceedings involving UM&M, or to constitute an admission of any sort by UM&M or any other Person.

G.  INDEMNIFICATION OBLIGATIONS

      Except as otherwise limited in the Plan, any obligations or rights of UM&M to indemnify its present and former directors, officers, or employees pursuant to UM&M's articles of incorporation, by-laws, board of directors resolutions, and established policy of providing employee indemnification, and applicable state law or specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against such directors, officers, or employees based upon any act or omission related to such present and former directors', officers', or employees' service with, for, or on behalf of UM&M, shall survive confirmation of this Plan and remain unaffected thereby, irrespective of whether indemnification is owed in connection with an occurrence before or after the Petition Date.

H.  TERM OF INJUNCTIONS OR STAYS

      Unless otherwise provided in the Plan or the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), shall remain in full force and effect until the Consummation Date.

I.  NO LIABILITY FOR CERTAIN TAX CLAIMS

      Unless a taxing authority has filed a proof of Claim, including but not limited to those proofs of Claim, if any, deemed filed prior to the Bar Date, no Claim of such authority shall be Allowed for taxes or the disallowance of tax losses arising out of the failure of UM&M to have filed any income tax return, or arising out of an audit of any return, for any tax period prior to the Petition Date. To the extent that any Claim asserted by a taxing authority seeks recovery of interest, a penalty, or a fine against UM&M, that portion of such claim, if Allowed, which represents such interest, penalty or fine shall be disallowed.

J.  ADMINISTRATIVE CLAIMS BAR DATE

      The Confirmation Order will operate to establish an Administrative Claims Bar Date for all holders of Administrative Claims, except for Professional Fees and the expenses of the members of the Committee, 30 days after the Confirmation Date. Holders of asserted Administrative Claims, except for Professional Fees and the expenses of the members of the Committee, not paid on or following the Consummation Date, may submit proofs of Claim on or before such Administrative Claims Bar Date. The notice of Confirmation to be delivered pursuant to Fed. R. Bankr. P. 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date. Reorganized UM&M will have 90 days following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of Allowance of such Administrative Claims.

      At or before the Confirmation Hearing, each professional retained in the Chapter 11 Case and the members of the Committee shall submit to the Bankruptcy Court, with notice to UM&M and the Committee, an estimate of its Claim for Professional Fees, including reimbursement of expenses, through Confirmation. UM&M shall place in escrow or a segregated account a sum sufficient to pay the estimated, unpaid Professional Fees and expenses in full. Each professional retained in the Chapter 11 Case shall file its final application for payment of fees and expenses on or before the forty-fifth (45th) day following Confirmation.

K.  PROVISIONS GOVERNING SALE OF WARREN AND WARWICK FACILITIES

      1.  Warren Facility Sale

      UM&M shall use its best efforts to enter into a sale contract with a prospective buyer of the Warren Facility on or before February 28, 1998 and to close such sale on or before March 31, 1998. Until the Warren Facility is sold, UM&M, or the prospective buyer, shall at UM&M's expense, (i) keep the Warren Facility free and clear of any further liens and security interests, and (ii) be responsible for payments of all costs associated with the operation of the Warren Facility including taxes, insurance, and maintenance. UM&M shall (i) send to Foothill a copy of the contract for the sale of the Warren Facility prior to execution and (ii) notify Foothill of the date, time and place of the closing of the sale. Within three (3) business days of UM&M's receipt of the Warren Facility Proceeds, UM&M shall transfer such funds to the holder of the Allowed Class 2.01 Foothill Secured Claims.

      2.  Warwick Facility Sale

      UM&M shall use its best efforts to enter into a sale contract with a prospective buyer of the Warwick Facility on or before February 28, 1998 and to close such sale on or before March 31, 1998. Until the Warwick Facility is sold, UM&M, or the prospective buyer, shall at UM&M's expense,
(i) keep the Warwick Facility free and clear of any further liens and security interests, and (ii) be responsible for payments of all costs associated with the operation of the Warwick Facility including taxes, insurance, and maintenance. UM&M shall (i) send to Foothill a copy of the contract for the sale of the Warwick Facility prior to execution and (ii) notify Foothill of the date, time and place of the closing of the sale. Within three (3) business days of UM&M's receipt of the Warwick Facility Proceeds, UM&M shall transfer such funds to the holder of the Allowed Class
2.01 Foothill Secured Claims.

L.  FEES, COSTS AND EXPENSES OF EXISTING INDENTURE TRUSTEE

      Subject to applicable provisions of the Bankruptcy Code and, if and to the extent necessary, approval of the Bankruptcy Court, the Existing Indenture Trustee shall be entitled to payment for its reasonable fees, costs and expenses as provided for under the Old Indenture; provided, however, that if UM&M or Reorganized UM&M deems such fees, costs and expenses of the Existing Indenture Trustee to be reasonable, then, except as otherwise provided in the Confirmation Order, Reorganized UM&M may pay such fees, costs and expenses without further order of the Bankruptcy Court.

M.  NOTICES

      Any notice required or permitted to be provided to UM&M and the Committee under the Plan shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:

             Skadden, Arps, Slate, Meagher & Flom LLP
             Attorneys for United Merchants and Manufacturers, Inc. 919 Third Avenue
             New York, New York  10022-3897
             Attn:  Michael L. Cook, Esq.

                       and

             Zalkin, Rodin & Goodman LLP
             Attorneys for the Committee
             750 Third Avenue
             New York, New York  10017-2771
             Attn: Andrew D. Gottfried, Esq.

N.  GOVERNING LAW

      Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of New York shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan. The laws of the State of Delaware shall govern corporate governance matters.

Dated:  New York, New York
        February 25, 1997


                                          UNITED MERCHANTS AND
                                               MANUFACTURERS, INC.,
                                           Debtor-in-Possession

                                          By:   /s/ Uzi Ruskin
                                              -----------------------
                                                Uzi Ruskin
                                                Chairman and Chief
                                                   Executive Officer


SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Attorneys for United Merchants
  and Manufacturers, Inc.,
  Debtor-in-Possession

By:  /s/ Michael L. Cook
    ---------------------------------
         (A Member of the Firm)

Michael L. Cook (MC 7887)
Lawrence V. Gelber (LG 9384)
919 Third Avenue
New York, New York 10022-3897
(212) 735-3000





                                 EXHIBIT A

                                     TO

                            AMENDED AND RESTATED
                       REORGANIZATION PLAN OF UNITED
                     MERCHANTS AND MANUFACTURERS, INC.


              AMENDED CERTIFICATE OF INCORPORATION AND BY-LAWS




      THIS DOCUMENT IS SUBJECT TO MODIFICATION AND AMENDMENT PRIOR TO COMPLETION AS PROVIDED IN ARTICLE XI OF THE PLAN.


                                  RESTATED
                        CERTIFICATE OF INCORPORATION
                                     OF
                  UNITED MERCHANTS AND MANUFACTURERS, INC.

      UNITED MERCHANTS AND MANUFACTURERS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      1. The name of the corporation is United Merchants and Manufacturers, Inc. United Merchants and Manufacturers, Inc. was originally incorporated under the same name, and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 5, 1928. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 26, 1991.

      2. Pursuant to Section 303 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation amends, restates and integrates the provisions of the previous Restated Certificate of Incorporation of this corporation.

      3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby further amended as follows:

      FIRST: The name of this corporation is: UNITED MERCHANTS AND MANUFACTURERS, INC.

      SECOND: The principal office of the corporation in the State of Delaware is located at City of Wilmington, County of New Castle, State of Delaware. The name and address of its resident agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

      THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code.

      FOURTH:

      O. Authorized Capital. The total number of shares of stock which the corporation shall have authority to issue is 40,000,000 shares of common stock each having a par value of $.01 per share (the "Common Stock"), and 10,000,000 shares of preferred stock each having a par value of $.01 per share (the "Preferred Stock").

      P. Preferred Stock. Shares of the Preferred Stock of the corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the corporation in a resolution or resolutions adopted prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

      Q. Non-Voting Equity Securities. Notwithstanding the foregoing, the corporation shall not issue any non-voting equity securities.

      FIFTH:

      A. Certain Restrictions on the Transfer of Common Stock. In order to preserve the net operating loss carryovers, capital loss carryovers and tax credit carryovers (the "Tax Benefits") to which the Corporation is entitled pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute (collectively, the "Code") and the regulations thereunder, the following restrictions shall apply for the two-year period immediately following the effective date of the Restated Certificate of Incorporation of the corporation:

            (1) No person shall acquire any shares of Common Stock, or any option or warrant to purchase any such stock, to the extent such acquisition would cause the Ownership Interest Percentage (as defined below) of the acquiror or any other person to increase above five (5) percent, whether or not said acquiror or other person held stock of the corporation, or options or warrants to purchase such stock, in excess of such percentage before such transfer. In addition, no person whose Ownership Interest Percentage exceeds five (5) percent shall transfer any shares of Common Stock of the corporation or any options or warrants to purchase such stock. For purposes of this Article FIFTH, (a) "person" refers to any individual, corporation, estate, trust, association, company, partnership, joint venture or similar organization; (b) a person's "Ownership Interest Percentage" shall be the sum of such person's direct ownership interest in the corporation as determined under Treasury Regulation Section 1.382-T(f)(8) or any successor regulation and such person's indirect ownership interest in the corporation as determined under Treasury Regulation Section 1.382-2T(f)(15) or any successor regulation, except that, for purposes of determining a person's direct ownership interest in the corporation, any ownership interest held by such person in the Corporation described in Treasury Regulation Section 1.38-2T(f)(18)(iii)(A) or any successor regulation shall be treated as stock of the corporation, and for purposes of determining a person's indirect ownership interest in the corporation, Treasury Regulation Sections 1.382-2T(g)(2), 1.382-2T(h)(2)(iii) and 1.382-2T(h)(6)(iii) or any successor regulations shall not apply and any stock that would be attributed to such person pursuant to the option attribution rule of Treasury Regulation Section 1.382-2T(h)(4) or any successor regulation, if to do so would result in an ownership change, shall be attributed to such person without regard to whether such attribution results in an ownership change; (c) "transfer" refers to any means of conveying legal or beneficial ownership of shares of stock of the corporation, or options or warrants to purchase such shares, other than stock, or options or warrants to purchase stock, acquired by reason of death, gift, divorce or separation, whether such means is direct or indirect, voluntary or involuntary, including, without limitation the transfer of ownership of any entity that owns shares of stock of the corporation, or options or warrants to purchase such share; and (d) "transferee" means any person to whom stock, or options or warrants to purchase stock, of the Corporation is transferred.

            (2) Any transfer of shares of Common Stock of the corporation, or options or warrants to purchase any such shares, that would otherwise be prohibited pursuant to the preceding subparagraph, shall nonetheless be permitted if information relating to a specific proposed transaction is presented to the Board of Directors and the Board determines that such transaction will not jeopardize the Tax Benefits, based upon an opinion of legal counsel selected by the Board of Directors to that effect. The transfer restrictions set forth in this Article FIFTH shall not be effective if (a) the Board of Directors authorized the filing of a federal tax return electing to opt out of Section 382(1)(5) of the Code or (b) the Board of Directors determines that Section 382(1)(5) does not apply. The provisions of this Article FIFTH shall not apply to a transfer of Common Stock pursuant to a bona fide tender offer for at least 50% of aggregate amount of the corporation's Common Stock for the sole purpose of allowing stockholders to tender their shares pursuant to the offer. Nothing in this subparagraph shall be construed to limit or restrict the Board of Directors in the Exercise of its fiduciary duties under applicable law.

      B. Attempted Transfer in Violation of Transfer Restrictions. Unless approval of the Board of Directors is obtained, or a bona fide tender offer is commenced, as provided in subparagraph A(2) of this Article FIFTH, any attempted acquisition or transfer of shares of Common Stock of the corporation, or options or warrants to acquire such shares, in excess of the shares or options or warrants that could be transferred to transferee without restriction under subparagraph A(1) of this Article FIFTH is not effective to transfer ownership of such excess shares, or options or warrants to acquire shares (the "Prohibited Shares/Options") to the purported acquiror thereof (the "Purported Acquiror") who shall not be entitled to any rights as stockholder or option holder or warrantholder of the corporation with respect to the Prohibited Shares/Options (including, without limitation, the right to vote or to receive dividends with respect thereto). All rights With respect to the Prohibited ted Shares/Options shall remain the property of the person who initially purported to transfer Prohibited Shares/Options to a purported Acquiror (the "Initial Transferor") until such time as the Prohibited Shares/Options are resold as set forth in subparagraph B(1) or subparagraph B(2) of this Article FIFTH. The Purported Acquiror, by acquiring ownership of shares of the Common Stock, or options or warrants to purchase such shares, that are Prohibited Shares/Options, shall be deemed to have consented to all the provisions of this Article FIFTH and to have agreed to act as provided in the following subparagraph B(1):

            (1) Upon demand by the corporation, the Purported Acquiror shall transfer any certificate or other evidence of purported ownership of the Prohibited Shares/Options within the Purported Acquiror's possession or control, along with any dividends or other distributions paid by the corporation with respect to the Prohibited Shares/Options that were received by the Purported Acquiror (the "Prohibited Distributions"), to an agent designated by the corporation (the "Agent"). If the Purported Acquiror has sold the Prohibited Shares/Options after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold the Prohibited Shares/Options as agent for the Initial Transferor, and in lieu of transferring the Prohibited Shares/Options and Prohibited Distributions to the Agent shall transfer to the Agent the Prohibited Distributions ad the proceeds of such sale (the "Resale Proceeds") except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to the following subparagraph B(2) if the Prohibited Shares/Options had been sold by the Agent rather than by the Purported Acquiror. Any purported transfer of the Prohibited Shares/Options by the Purported Acquiror other than a transfer described in one of the two preceding sentences shall not be effective to transfer any ownership of the Prohibited Shares/Options.

            (2) The Agent shall sell in an arm's length transaction (through the exchange or the inter-dealer quotation system upon which the Common Stock is listed or quoted, if possible) any Prohibited Shares/Options transferred to the Agent by the Purported Acquiror, and the proceeds of such sale (the "Sale Proceeds"), or the Resale Proceeds, if applicable, shall be allocated to the Purported Acquiror up to the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for the Prohibited Shares/Options. Subject to the succeeding provisions of this subparagraph, any Resale Proceeds or Sale Proceeds in excess of the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions, shall be the property of the Initial Transferor. If the identify of the Initial Transferor cannot be determined by the Agent through inquiry made to the Purported Acquiror, the Agent shall publish appropriate notice (in the Wall Street Journal, if possible) for seven consecutive business days in an attempt to identify the Initial Transferor in order to transmit any Resale Proceeds or Sale Proceeds or Prohibited Distributions due to the Initial Transferor pursuant to this subpara-graph. The Agent may also take, but is not required to take, other reasonable actions to attempt to identify the Initial Transferor. If after 90 days following the final publication of such notice the Initial Transferor has not been identified, any amounts due to the Initial Transferor pursuant to this subparagraph may be paid over to a court or governmental agency, if applicable law permits, or otherwise shall be transferred to an entity designated by the corporation that is described in Section 501(c)(3) of the Code. In no event shall be any such amounts due to the Initial Transferor insure to the benefit of the corporation or the Agent, but such amounts may be used to cover expenses (including but not limited to the expenses of publication) incurred by the Agent in attempting to identify the Initial Transferor.

      C. Prompt Enforcement Against Purported Acquiror. Within thirty (30) business days of learning of a purported transfer of Prohibited Shares/Options to a Purported Acquiror, the corporation, through its Secretary, shall demand that the purported Acquiror surrender to the Agent the certificates representing the Prohibited Shares/Options, or any Resale Proceeds, and any Prohibited Distributions, and, if such surrender is not made by the Purported Acquiror within thirty (30) business days from the date of such demand, the corporation shall institute legal proceedings to compel such transfer, provided, however, that nothing in this Paragraph C shall preclude the corporation in its discretion from immediately bringing legal proceedings without a prior demand, and also provided that failure of the corporation to act within the time periods set out in this Paragraph C shall not constitute a waiver of any right of the corporation to compel any transfer required by subparagraph (B)(1) of this Article FIFTH.

      D. Additional Actions to Prevent Violation or Attempted Violation. Upon determination by the Board of Directors that there has been or is threatened a purported transfer of Prohibited Shares/Options to a Purported Acquiror, the Board of Directors may take such action in addition to any action require by the preceding Paragraph as it deems advisable to give effect to the provisions of this Article FIFTH, including, without limitation, refusing to give effect on the books of this corporation to such purported transfer or instituting proceedings to enjoin such purported transfer.

      E. Obligation to Provide Information. The corporation may require as a condition to the registration of the transfer of any shares of its Common Stock, or options or warrants to acquire such shares, that the proposed transferee furnish to the corporation all information reasonably requested by the corporation with respect to all the proposed transferee's direct or indirect ownership interests in, or options or warrants to acquire Common Stock of, the corporation.

      F. Legends. All certificates evidencing ownership of this corporation or options or warrants to acquire such shares, that are subject to the restrictions on transfer contained in this Article Fifth shall bear a conspicuous legend referencing the restrictions set forth in this Article FIFTH.

      SIXTH: This corporation is to have perpetual existence.

      SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

      EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provisions contained in this restated certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein upon stockholders, directors and officers are subject to this reserved power.

      NINTH: The Board of Directors may from time to time provide and carry out and revise and change a plan or plans for the participation by all or any of the employees (including directors and officers of the corporation or of any corporation in which or in the welfare of which the corporation has any interest, and those actively engaged in the conduct of the corporation's business or the business of its subsidiary or affiliated corporations), in the profits of the corporation or of any subsidiary or of any branch or division thereof as part of the corporations's legitimate expenses or the expenses of such subsidiary, branch or division.

      TENTH: The following provisions are inserted for the regulation of the business and for the conduct of the affairs of the corporation and it is expressly provided that the same are intended to be in furtherance and not in limitation of or exclusion of the powers conferred by statute.

      The number of directors of the corporation shall be fixed and may be altered from time to time as may be provided in the By-Laws; provided that the number of directors of the corporation shall not be less than three. In case of any increase in the number of directors, the additional directors may be elected by the Board of Directors to hold office until the next annual meeting of the stockholders and until their successors are elected and qualify. In case of a vacancy in the Board of Directors, a majority of the remaining members of the Board may elect directors to fill such vacancy.

      The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consists of two or more of the directors of the corporation, which to the extent provided in said resolution or resolutions or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

      The By-Laws may prescribe the number of directors necessary to constitute a quorum, which number may be less than a majority of the whole board of Directors, but not less than the number required by law.

      The Board of Directors may from time to time delegate to Trustees under a Voting Trust the right to vote upon any or all stock which this corporation owns, and for the purpose may exchange the certificates of stock owned by it for Voting Trust Receipts.

      The Board of Directors from time to time may determined whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation, unless expressly so authorized by statute or by a resolution of the stockholders or the Board of Directors.

      Subject always to the By-Laws made by the stockholders, the Board of Directors may make By-Laws and, from time to time, may alter, amend or repeal any By-Laws, but any By-Laws made by the Board of Directors may be altered or repealed by the stockholders.

      Both stockholders and directors shall have power, if the By-Laws of the corporation so provide, to hold their meetings either within or without the State of Delaware, and to have one or more offices in addition to the principal office in the State of Delaware. The books of the corporation (subject to the provisions of the statutes) may be kept outside the State of Delaware at such places as may be from time to time designated by the Board of Directors or in the By-Laws of the Corporation.

      In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no By-Laws so made shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been made.

      No contract or other transaction entered into by the corporation shall be affected by the fact that any director of the corporation in any way is interested in or connected with any party to such contract or transaction or himself is a party to such contract or transaction, provided that such contract or transaction shall be approved by a majority of the directors present at the meeting of the Board or of the Committee of the Board of Directors authorizing or confirming such contract or transaction, which majority shall consist of directors not interested or connected.

      Any contract, transaction or act of the corporation of the Board of Directors or any Committee of the Board of Directors, which shall be ratified by a majority of a quorum of the stockholders at any annual meeting or at any special meeting called for said purpose, shall be as valid and as binding as though ratified by every stockholder of the corporation.

      ELEVENTH: No director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, ( ii) for acts or omissions not in good faith or which involve intention misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or modification of this Article ELEVENTH, nor the adoption of any provision of this restated certificate of incorporation inconsistent with this Article ELEVENTH, by the stockholders of the corporation shall adversely affect any right or protection of a director of the corporation existing at the time of such repeal, modification or adoption of an inconsistent provision with respect to acts or omissions occurring prior to such repeal, modification or adoption.

      IN WITNESS WHEREOF, this Restated Certificate of Incorporation has
been signed under the seal of the corporation this day of        , 1997.


                                               UNITED MERCHANTS AND
                                                 MANUFACTURERS, INC.

                                               By: ______________________
                                                   Uzi Ruskin
                                                   President

(Seal)


Attest:


_____________________________________
[Assistant] Secretary






                                 EXHIBIT B

                                     TO

                            AMENDED AND RESTATED
                       REORGANIZATION PLAN OF UNITED
                     MERCHANTS AND MANUFACTURERS, INC.


                       DESCRIPTION OF NEW SENIOR NOTE


                  UNITED MERCHANTS AND MANUFACTURERS, INC.
                       DESCRIPTION OF NEW SENIOR NOTE

      The principal terms of the New Senior Note to be issued by Reorganized UM&M under the Plan are as follows:

ISSUER:                         United Merchants and Manufacturers, Inc.
                                (the "Issuer")

NOTE:                           12% Senior Secured Note (the "Note")

PRINCIPAL AMOUNT:               $7,295,178

FINAL MATURITY:                 5 years

INTEREST:                          (A) Payment of Interest.  Interest on
                                the Note will payable annually at rate
                                of  12% per annum. Interest will accrue
                                from the date of issuance of the Note
                                until the Note is paid in full;
                                provided, however, that no interest will be paid during any fiscal year in which Net Earnings (as defined below)
                                (excluding interest expense, net of any
                                applicable income tax benefits accrued with respect thereto, on Indebtedness other than Senior Indebtedness (as defined below) does not exceed the Minimum
                                Amount (as defined below).

                                   (B) Interest Contingent. During any
                                fiscal year in which the Issuer retains
                                ownership to either the Warren Facility or the Warwick Facility, the amount of interest payable on the next interest payment date, for such fiscal year and any prior fiscal year in which interest accrued but remains unpaid, will be the lesser of
                                (i) the amount which would be due pursuant to (A) above or (ii) the rents actually received by the Issuer pursuant to its leases of the Warren Facility and Warwick Facility, net of all direct expenses.

                                   (C) Net Earnings Exceeding Minimum
                                Amount. If Net Earnings (excluding interest expense, net of any applicable income tax benefits accrued with respect thereto, on Indebtedness other than Senior Indebtedness) for any fiscal year exceed the Minimum Amount, the amount of interest which shall be payable on the next interest payment date, for such fiscal year and any previous fiscal year in which interest accrued but remains unpaid, shall be the lesser of (i) the amount which would be due pursuant to (A) above, less any amounts paid pursuant to (B) above, and (ii) the excess of Net Earnings (excluding interest expense, net of any applicable income tax benefits accrued with respect thereto, on Indebtedness other than Senior Indebtedness) over the Minimum Amount, less any amounts paid pursuant to (B) above.

OPTIONAL REDEMPTION:            The Issuer may redeem all or a portion of
                                the Note at a redemption price of 100% of the principal amount plus accrued interest to the applicable redemption date.

SECURITY:                       Assets of Reorganized UM&M

RANK OF SECURITY POSITION:      First priority lien

DEFINITIONS:                    "Indebtedness" shall mean (i) the principal
                                of and premium, if any, and interest on
                                (including, without limitation, interest accruing after the commencement of a case arising under Bankruptcy Law), and any other amounts owing with respect to any liability of the Issuer (A) for borrowed money, (B) evidenced by a note, debenture or similar instrument whether issued in connection with the acquisition of any property, assets, (including inventory or similar property acquired in the ordinary course of business) or securities, or otherwise, (C) arising in the ordinary course of business (including trade payables), (D) any indebtedness which by its terms is superior in right of payment to the Note, and (E) obligations under factoring agreements, accounts receivable purchase agreements and accounts receivable securitization agreements, (ii) capital and financing lease obligations and other purchase money obligations of the Issuer,
                                (iii) Interest Swap Obligations of the
                                Issuer, (iv) any guaranty, endorsement or other contingent obligation of the Issuer in respect of obligations of others of the type described in the preceding subclauses
                                (i), (ii) and (iii) (in each case without regard to when such obligations were incurred or whether they are secured or unsecured), and (v) any amendments, refundings, renewals of, extensions or other modifications of or supplements to any obligation described in the preceding clauses (i) through (iv). Notwithstanding the foregoing, Indebtedness shall not include the Note or the New Subordinated
                                Debentures.

                                "Minimum Amount" shall mean Ten Million
                                dollars ($10,000,000); provided, however, that if the Issuer's fiscal year is changed, and as a result the first fiscal year after such change is less than 365 days, then for such fiscal year the Minimum Amount shall be $10,000,000 multiplied by a fraction the numerator of which shall be the number of days in such fiscal year and the denominator of which shall be 365.

                                "Net Earnings" shall mean, for any period for which such amount is being determined, the net earnings of the Issuer and its consolidated subsidiaries during such period in accordance with generally accepted accounting principles, as set forth in the consolidated financial statements of the Issuer and which are included in the Issuer's Form 10-Q Quarterly Reports, Form 10-K Annual Reports and Form 8-K Current Reports which are filed with the SEC (or, in the event that the Issuer is no longer legally required to file such reports, financial statements reflecting the same information and deliverable on the same dates as the above-referenced filings), provided that there shall be excluded (i) income of any Person (other than a consolidated subsidiary of the Issuer) in which the Issuer or any of its consolidated subsidiaries has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to the Issuer or any of its consolidated subsidiaries by such Person during such period, (ii) the income of any subsidiary of the Issuer to the extent that the declaration or payment of dividends or similar distributions by that subsidiary of the income is not at the time permitted by any judgment, decree, order, statute, rule or governmental regulation applicable to that subsidiary, and (iii) any nonrecurring, non-cash gains and losses, net of any applicable income taxes.

                                "Senior Indebtedness" shall mean
                                Indebtedness, unless by the terms of the instrument creating or evidencing any such obligation it is expressly provided that such obligation is on parity with, or otherwise not superior in right of payment to, the Note.






                                 EXHIBIT C

                                     TO

                            AMENDED AND RESTATED
                       REORGANIZATION PLAN OF UNITED
                     MERCHANTS AND MANUFACTURERS, INC.


                 DESCRIPTION OF NEW SUBORDINATED DEBENTURES


                  UNITED MERCHANTS AND MANUFACTURERS, INC.
                 DESCRIPTION OF NEW SUBORDINATED DEBENTURES

      The principal terms of the New Subordinated Debentures to be issued by Reorganized UM&M under the Plan are as follows:

ISSUER:                         United Merchants and Manufacturers, Inc.
                                (the "Issuer")

SECURITIES:                     3-1/2% Subordinated Debentures (the
                                "Securities")

PRINCIPAL AMOUNT:               $76,691,000

FINAL MATURITY:                 25 years

INTEREST:                       3-1/2% per annum; provided, however,that
                                the Issuer will pay interest on overdue
                                installments of interest on the
                                Securities at the applicable federal rate

OPTIONAL REDEMPTION:            The Issuer may redeem all or a portion
                                of the Securities at a redemption price
                                of 100% of the principal amount plus
                                accrued interest to the applicable
                                redemption date.

SUBORDINATION:                  Securities are subordinated to all
                                Senior Indebtedness.

DENOMINATIONS:                  $1,000 and integral multiples of $1,000.

COVENANTS:                         (A) Payment of Securities: The Issuer
                                will pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities.

                                   (B) Compliance Certificate and Notice of
                                Default: The Issuer shall deliver to the trustee an officers' certificate (i) within 120 days after the end of each fiscal year stating whether or not any Default or Event of Default has occurred during the fiscal year and (ii) within 30 days upon becoming aware of any Default or Event of Default.

                                   (C) Securities and Exchange Commission
                                ("SEC") Reports: The Issuer shall file with the trustee within 15 days after it files them with the SEC, copies of the annual reports and other information which the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The Issuer shall also comply with TIA ss. 314(a).

                                   (D) Consolidation and Mergers: The
                                Issuer shall not consolidate or merge with or into, or transfer or lease all or substantially all of its assets to, any other person unless:

                                       (i) no Default or Event of Default
                                    shall have occurred and be continuing
                                    at the time of such transaction and no
                                    Event of Default shall occur as a
                                    consequence thereof; and

                                       (ii) the successor person surviving
                                    such consolidation or merger (if other
                                    than the Company), or to which such
                                    sale or conveyance has been made,
                                    expressly assumes by supplemental
                                    indenture in a form satisfactory to the
                                    trustee all the obligations of the
                                    Issuer under the Securities.

EVENTS OF DEFAULT:              Any one or more of the following shall
                                constitute an Event of Default:

                                   (A) Default shall occur in the payment
                                of principal of any Security when the same shall have become due and such default shall continue for 30 days; or

                                   (B) Default shall occur in the payment
                                of interest on any Security when the same becomes due and payable and the default continues for 30 days; or

                                   (C) The Issuer fails to comply with any
                                of its other agreements in the Securities or the Indenture and the Default continues for 60 days after receipt of notice from the trustee or holders of at least 50% in principal amount of the Securities then outstanding that such non-compliance constitutes an Event of Default; or

                                   (D) The Company, pursuant to or within
                                the meaning of any Bankruptcy Law:
                                commences a voluntary case; consents to the entry of an order for relief against it in an involuntary case; consents to the appointment of a Custodian of it or for any substantial part of its property; or makes a general assignment for the benefit of its creditors; or

                                   (E) A court enters an order or decree
                                under any Bankruptcy Law that: is for
                                relief against the Issuer in an involuntary case; appoints a Custodian of the Issuer or for any substantial part of its property; or orders the liquidation of the Issuer and the order or decree remains unstayed and in effect for 30 days; or

                                   (F) The Issuer defaults in the
                                performance of the terms of any
                                Indebtedness (other than the Securities) in the aggregate principal amount of $5,000,000 or more, and such Indebtedness shall have been declared to be due and payable immediately and such acceleration shall not have been rescinded or annulled at the time of declaration of acceleration.

DEFINITIONS:                    "Indebtedness" shall mean (i) the principal
                                of and premium, if any, and interest on
                                (including, without limitation, interest accruing after the commencement of a case arising under Bankruptcy Law), and any other amounts owing with respect to (a) all obligations for money borrowed by the Issuer (including without limitation, obligations to banks and other financial institutions in respect of letters of credit, bankers' acceptances and similar obligations), (b) capital and financing lease obligations of the Issuer (including trade payables), (c) obligations of the Issuer in connection with the acquisition of all or any portion of any Property or asset representing all or a portion of the deferred purchase price thereof, and (d) any guaranty, endorsement or other contingent obligation of the Issuer in respect of obligations of others of the type described in the preceding subclauses
                                (a), (b) and (c) (in each case without
                                regard to when such obligations were
                                incurred or whether they are secured or
                                unsecured), and (ii) any refundings,
                                renewals of, extensions or other
                                modifications of or supplements to any
                                obligation described in the preceding
                                clause (i).

                                "Senior Indebtedness" shall mean
                                Indebtedness, unless by the terms of the instrument creating or evidencing any such obligation it is expressly provided that such obligation is on parity with, or otherwise not superior in right of payment to, the Securities.







                                 EXHIBIT D

                                     TO

                            AMENDED AND RESTATED
                       REORGANIZATION PLAN OF UNITED
                     MERCHANTS AND MANUFACTURERS, INC.


                      DESCRIPTION OF NEW COMMON STOCK


                  UNITED MERCHANTS AND MANUFACTURERS, INC.
                      DESCRIPTION OF NEW COMMON STOCK

      The principal terms of the New Common Stock to be issued by Reorganized UM&M under the Plan are as follows:

AUTHORIZATION:                  40 million shares

INITIAL ISSUANCE:               8 million shares

PAR VALUE:                      $.01 per share

VOTING RIGHTS:                  One vote per share

PREEMPTIVE RIGHTS:              None

DIVIDENDS:                      Payable at the discretion of the board of
                                directors of Reorganized UM&M

TRANSFER RESTRICTIONS:          As imposed by Article Fifth of the Restated
                                Certificate of Incorporation, and as
                                required by Article IV.B of the Plan, there shall be certain restrictions on the ability of any entity to acquire more than five (5) percent of the New Common Stock
                                (or rights to acquire New Common Stock), or to transfer or acquire New Common Stock (or rights to acquire New Common Stock), if such entity owns five (5) percent of the New Common Stock (or equivalents)







                                 EXHIBIT E

                                     TO

                            AMENDED AND RESTATED
                       REORGANIZATION PLAN OF UNITED
                     MERCHANTS AND MANUFACTURERS, INC.


                        DESCRIPTION OF NEW WARRANTS


                  UNITED MERCHANTS AND MANUFACTURERS, INC.
                        DESCRIPTION OF NEW WARRANTS

       The principal terms of the New Warrants to be issued by Reorganized UM&M under the Plan are as follows:

                             SERIES A WARRANTS

TERM:                           Three months, commencing on the
                                Distribution Date

EXERCISE PRICE:                 $.50 per share

NUMBER OF WARRANTS:             69,491

RESERVATION OF SHARES
OF NEW COMMON STOCK:            2,015,239 shares

ANTIDILUTION PROVISIONS:        Protected against dilution caused by:
                                i)   dividends of New Common Stock;
                                ii)  rights issuances;
                                iii) distribution of assets other than
                                     dividends out of current earnings;

                                No adjustment shall be required upon the occurrence of any of the foregoing events unless such adjustment would require an increase or decrease of at least one percent (1%) of the number of shares into which the New Warrants are exercisable

TRANSFER RESTRICTIONS:          As imposed by Article Fifth of the Restated
                                Certificate of Incorporation, and as
                                required by Article IV.B of the Plan, there shall be certain restrictions on the ability of any entity to acquire more than five (5) percent of the New Common Stock
                                (or rights to acquire New Common Stock), or to transfer or acquire New Common Stock (or rights to acquire New Common Stock), if such entity owns five (5) percent of the New Common Stock (or equivalents)


                             SERIES B WARRANTS

TERM: Three months, commencing three months and one week after the Distribution Date

EXERCISE PRICE:                 $.50 per share

NUMBER OF WARRANTS:             69,491

RESERVATION OF SHARES
OF NEW COMMON STOCK:            2,015,239 shares minus the actual number
                                of shares issued pursuant to the
                                exercise of Series A Warrants

ANTIDILUTION PROVISIONS:        Similar to Series A Warrants

TRANSFER RESTRICTIONS:          Similar to Series A Warrants






                                 EXHIBIT F

                                     TO

                            AMENDED AND RESTATED
                       REORGANIZATION PLAN OF UNITED
                     MERCHANTS AND MANUFACTURERS, INC.


                               PBGC AGREEMENT



UNITED STATES BANKRUPTCY COURT                              CONFORMED COPY
SOUTHERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - - - - x

In re                                 :

UNITED MERCHANTS AND MANUFACTURERS,   :    Jointly Administered
  INC. and VICTORIA CREATIONS, INC.,       Chapter 11 Case No.
                                      :    96 B 40941 (AJG)
                    Debtors.
                                      :
- - - - - - - - - - - - - - - - - - - x


                   AGREEMENT TO COMPROMISE CLAIMS OF THE
                    PENSION BENEFIT GUARANTY CORPORATION

         THIS AGREEMENT (the "Agreement") is made and entered into this 19th day of February, 1997, by and among United Merchants and Manufacturers, Inc. ("UM&M"), Reunited Holdings, Inc.(1) ("RHI," and together with UM&M, the "DIPs"), and the Pension Benefit Guaranty Corporation ("PBGC").

------------
1   Formerly Victoria Creations, Inc. ("VCI").


                            W I T N E S S E T H:

         WHEREAS, on February 22, 1996, UM&M and VCI each filed a petition in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") for reorganization relief under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330, as amended (the "Bankruptcy Code"); and

         WHEREAS, the PBGC is a wholly-owned United States Government corporation created under Title IV of the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.ss. 1301-1461, as amended ("ERISA"), which guarantees the payment of certain pension benefits upon termination of a pension plan; and

         WHEREAS, effective May 28, 1942, UM&M established and adopted the Pension Plan of United Merchants and Manufacturers, Inc. & Subsidiaries (the "Pension Plan"), to provide pension benefits for certain of its employees, which Pension Plan is covered by ERISA; and

         WHEREAS, UM&M was the contributing sponsor and Plan Administrator of the Pension Plan within the meaning of 29 U.S.C. ss.ss. 1002(16)(A),
(B), 1301(a)(1), and (13); and

         WHEREAS, pursuant to (a) the "Agreement for Appointment of Trustee and Termination of Pension Plan" by and between UM&M and the PBGC, dated August 6, 1996, and (b) 29 U.S.C. ss.ss. 1342(c) and 1348, the Pension Plan was terminated and the PBGC was appointed trustee thereof, effective January 31, 1996; and

         WHEREAS, the PBGC has filed proofs of claim in UM&M's Chapter 11 case, asserting that UM&M owes the PBGC (i) $7,088,078 for unpaid minimum funding contributions on a priority basis, (ii) $37,398,000 for unfunded benefit liabilities on a general unsecured basis, and (iii) an unliquidated amount for unpaid premiums, interest and penalties imposed by 29 U.S.C. ss. 1307(a), of which the portion arising post-petition is owed on a priority basis and the remainder on a general unsecured basis (collectively, the "UM&M Claims"); and

         WHEREAS, the PBGC has filed proofs of claim in RHI's Chapter 11 case, asserting that (a) RHI is a member of UM&M's controlled group within the meaning of 29 U.S.C. ss. 1301(a)(13) and (14) and, accordingly, is jointly and severally liable with UM&M for certain liabilities arising from the Pension Plan, and (b) RHI owes to the PBGC (i) $7,088,078 for unpaid minimum funding contributions on a priority basis, (ii) $37,398,000 for unfunded benefit liabilities on a general unsecured basis, and (iii) an unliquidated amount for unpaid premiums, interest and penalties imposed by 29 U.S.C. ss. 1307(a), of which the portion arising post-petition is owed on a priority basis and the remainder on a general unsecured basis (collectively, the "RHI Claims" and, together with the UM&M Claims, the "PBGC Claims"); and

         WHEREAS, the DIPs and the PBGC dispute, among other things, the nature, validity and amount of the PBGC Claims and the inclusion of RHI as a member of UM&M's controlled group; and

         WHEREAS, the PBGC has stated its intention to prosecute vigorously the PBGC Claims and the DIPS have asserted that they will litigate vigorously the validity, nature, and amount of the PBGC Claims; and

         WHEREAS, the DIPs have negotiated with the PBGC concerning the PBGC Claims in an effort to resolve the parties' disputes regarding such claims; and

         WHEREAS, as a result of such negotiations, the DIPs and the PBGC have reached an agreement which will allow for the compromise and settlement of the PBGC Claims; and

         WHEREAS, if the PBGC Claims are not compromised now, future proceedings could be protracted and expensive, involve complex issues of liability and/or damages, and involve substantial uncertainties and risks inherent in litigation; and

         WHEREAS, the DIPs and the creditors' committee appointed in their cases have considered the benefit to the DIPs' estates and creditors that will be received as a result of the compromise and settlement of the PBGC Claims, particularly in light of the costs, uncertainties, and risks of further litigation, and have concluded that the settlement contained herein is (i) fair and equitable, (ii) a reasonable resolution of the PBGC Claims, and (iii) in the best interests of the DIPs, their creditors, and their estates; and

         WHEREAS, on January 31, 1997, UM&M and RHI each filed a reorganization plan (the "UM&M Plan" and the "RHI Plan" and, together, the Plans") in their Chapter 11 cases; and

         WHEREAS, this Agreement is contained in and made part of each of the Plans;

         NOW THEREFORE, in consideration of the promises herein, the receipt and sufficiency of which are hereby acknowledged, and in full satisfaction of the PBGC Claims, UM&M, RHI, and the PBGC, intending to be legally bound, hereby agree as follows:

         1. The UM&M Claims shall be allowed in UM&M's Chapter 11 case as a single Class 1 Other Priority Claim, as that term is defined in the UM&M Plan, in the aggregate amount of Seventeen Million Two Hundred Thousand Dollars ($17,200,000.00) and, together with any and all claims derivative thereof, shall be disallowed and expunged in all other amounts and priorities (the "Allowed UM&M Claim").

         2. On the UM&M Distribution Date,(2) or as soon thereafter as practicable, the PBGC, in full satisfaction, settlement, release, and discharge of the Allowed UM&M Claim, and in exchange for, the Allowed UM&M Claim, shall receive $17,200,000.00 in principal amount of New Subordinated Debentures, as that term is defined in the UM&M Plan.

--------------
2 The UM&M Distribution Date is the date upon which the first distributions are made to holders of Allowed Claims in accordance with the terms of the UM&M Plan.

         3. The RHI Claims shall be allowed in RHI's Chapter 11 case as a single Class 1 Other Priority Claim, as that term is defined in the RHI Plan, in the aggregate amount of Four Hundred Thousand Dollars ($400,000.00) and, together with any and all claims derivative thereof, shall be disallowed and expunged in all other amounts and priorities (the "Allowed RHI Claim").

         4. On the RHI Distribution Date,(3) or as soon thereafter as practicable, the PBGC, in full satisfaction, settlement, release, and discharge of the Allowed RHI Claim, and in exchange for, the Allowed RHI Claim, shall receive $400,000.00 in cash.

-----------------
3 The RHI Distribution Date is the date upon which the first distributions are made to holders of Allowed Claims in accordance with the terms of the RHI Plan.

         5. The parties hereto represent and warrant to each other that the signatories to this Agreement are authorized to execute this Agreement; that each has full power and authority to enter into this Agreement; that this Agreement is duly executed and delivered, and constitutes a valid and binding agreement in accordance with its terms.

         6. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties with respect to the subject matter hereof.

         7. This Agreement is expressly subject to and contingent upon (i) Bankruptcy Court approval, and (ii) confirmation of the Plans. If this Agreement is not approved by the Bankruptcy Court or the Plans are not confirmed, neither this Agreement, its terms, nor any negotiations in connection with this Agreement shall be, or in any way be construed as or deemed to be, evidence or an admission by or against UM&M, RHI, or the PBGC.

         8. This Agreement shall be binding upon and shall inure to the benefit of the representatives, successors, and assigns of the parties hereto, including, without limitation, any trustee appointed in UM&M's case or RHI's case under any chapter of the Bankruptcy Code.

         9. Nothing contained herein shall constitute an admission of liability, of any type or in any amount, on the part of UM&M, RHI or the PBGC.

         10. This Agreement may be executed and delivered in any number of original or telecopied counterparts, each of which shall be deemed an original, but which together shall constitute one and the same.

         IN WITNESS WHEREOF, and in agreement herewith, the parties have executed this Agreement as of the day and year first written above.


                                    REUNITED HOLDINGS, INC.,
                                      Debtor-in-Possession
                                    2 Executive Drive
                                    Suite 780
                                    Fort Lee, New Jersey 07024

                                    By:       /s/ Uzi Ruskin
                                       ----------------------------
                                       Uzi Ruskin
                                       Its:  Chairman of the Board
                                                of Directors


                                    UNITED MERCHANTS AND
                                      MANUFACTURERS, INC.,
                                      Debtor-in-Possession
                                    2 Executive Drive
                                    Suite 780
                                    Fort Lee, New Jersey 07024

                                    By:       /s/ Uzi Ruskin
                                       -----------------------------
                                       Uzi Ruskin
                                       Its:  Chairman of the Board
                                                of Directors


                                    THE PENSION BENEFIT
                                      GUARANTY CORPORATION
                                    1200 K Street, N.W.
                                    Washington, DC  20006

                                    By:  /s/ Andrea E. Schneider
                                       ------------------------------
                                       Andrea E. Schneider
                                       Its:  Corporate Finance and
                                                Negotiation Department
                                                Director






                                 EXHIBIT G

                                     TO

                            AMENDED AND RESTATED
                       REORGANIZATION PLAN OF UNITED
                     MERCHANTS AND MANUFACTURERS, INC.


                   RHODE ISLAND REAL PROPERTY AGREEMENTS


                  UNITED MERCHANTS AND MANUFACTURERS, INC.
                   RHODE ISLAND REAL PROPERTY AGREEMENTS

Warren Facility
---------------
o Mortgage from United Merchants and Manufacturers, Inc. to Foothill Capital Corporation dated June 28, 1994, recorded with the Land Evidence Records of the Town of Warren, Rhode Island, Book 223 at Page 161.

o Absolute Assignment of Leases and Rents from United Merchants and Manufacturers, Inc. to Foothill Capital Corporation dated June 28, 1994, recorded with the Land Evidence Records of the Town of Warren, Rhode Island, Book 223 at Page 192.

Warwick Facility
----------------
o Mortgage from United Merchants and Manufacturers, Inc. to Foothill Capital Corporation dated June 28, 1994, recorded with the Land Evidence Records of the City of Warwick, Rhode Island, Book 2244 at Page 268.

o Absolute Assignment of Leases and Rents from United Merchants and Manufacturers, Inc. to Foothill Capital Corporation dated June 28, 1994, recorded with the Land Evidence Records of the City of Warwick, Rhode Island, Book 2244 at Page 299.







                                 EXHIBIT H

                                     TO

                            AMENDED AND RESTATED
                       REORGANIZATION PLAN OF UNITED
                     MERCHANTS AND MANUFACTURERS, INC.
                         GENERAL MUTUAL RELEASE BY


                      AND BETWEEN UM&M AND UZI RUSKIN



      THIS DOCUMENT IS SUBJECT TO MODIFICATION AND AMENDMENT PRIOR TO COMPLETION AS PROVIDED IN ARTICLE XI OF THE PLAN.


                               MUTUAL RELEASE

         KNOW ALL MEN BY THESE PRESENTS, that in consideration of the promises and covenants set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned UNITED MERCHANTS AND MANUFACTURERS, INC. ("UM&M") and REUNITED HOLDINGS, INC. ("RHI"), for themselves and their affiliates, subsidiaries, administrators, successors and assigns, hereby remise, release and forever discharge UZI RUSKIN, and his administrators, successors, and assigns, as well as their respective administrators, successors and assigns, from any and all claims, demands, liabilities, actions, causes of action, offsets, recoupments, obligations, suits, debts, judgments and damages, including costs, expenses and attorneys' fees of any kind whatsoever that UM&M or RHI now has or may have had against UZI RUSKIN, on behalf of themselves or any other entity from the beginning of time through the date hereof, whether arising at law or in equity, whether direct or contingent, matured or unmatured, liquidated or unliquidated, now known or unknown.

         In consideration of the promises and covenants set forth above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned UZI RUSKIN, for himself and his administrators, successors and assigns, hereby remises, releases and forever discharges UM&M and RHI and their affiliates, subsidiaries, administrators, successors, assigns, officers, directors, employees, representatives, authorized signers, agents, accountants and attorneys, as well as their respective affiliates, subsidiaries, administrators, successors and assigns, from any and all claims, demands, liabilities, actions, causes of action, offsets, recoupments, obligations, suits, debts, judgments and damages, including costs, expenses and attorneys' fees of any kind whatsoever that UZI RUSKIN now has or may have had against UM&M or RHI on behalf of himself or any other person or entity from the beginning of time through the date hereof, whether arising at law or in equity, whether direct or contingent, matured or unmatured, liquidated or unliquidated, now know or unknown, including, but not limited to, UM&M's obligations arising out of or in connection with that certain employment agreement by and between UM&M and UZI RUSKIN, dated July 9, 1982, as subsequently amended; provided, however, that nothing contained herein shall in any manner abridge, limit or otherwise affect UZI RUSKIN'S rights or remedies arising out of, under, or in connection with, the Pension Plan of United Merchants and Manufacturers, Inc. and Subsidiaries.

         It is expressly understood and agreed that this Mutual Release be, and is, a general release, and that the consideration for this Mutual Release is not, and is not to be construed as, an admission of liability on the part of any of the parties hereto or, in the case of UM&M and RHI, any of their officers, directors, employees, agents, accountants, and attorneys, or any of them, such liability being expressly denied by each of the parties hereto.

         The parties hereto represent and warrant that they have entered into this Mutual Release voluntarily, with full opportunity to obtain the advice of independent legal counsel in connection herewith, and have read each and every paragraph of this Mutual Release, and understand their rights and obligations hereunder.

         This Mutual Release contains the entire agreement between the parties hereto, and the terms hereof are contractual and not a mere recital. If any provision of this Mutual Release is at any time held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provision hereof, and such illegal, invalid, or unenforceable provision and the remainder of the Mutual Release shall be deemed modified to the extent necessary to render enforceable the remainder hereof.

         The parties hereto stipulate that no adequate remedy at law exists for any breach of the provisions of this Mutual Release, and that it shall be specifically enforceable. This Mutual Release shall be governed by and construed in accordance with the laws of the State of New York without regard to the choice of law provisions thereof.

         This Mutual Release may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Executed at Fort Lee, New Jersey on this _____ day of
____________, 1997.


                                      UNITED MERCHANTS AND
                                        MANUFACTURERS, INC.,
                                      2 Executive Drive
                                      Suite 780
                                      Fort Lee, New Jersey 07024

                                      By:___________________________
                                         [NAME]
                                         Its: [TITLE]


                                      REUNITED HOLDINGS, INC.,
                                      2 Executive Drive
                                      Suite 780
                                      Fort Lee, New Jersey 07024

                                      By:___________________________
                                         [NAME]
                                         Its: [TITLE]


                                      UZI RUSKIN
                                      538 Next Day Hill Drive
                                      Englewood, New Jersey 07631

                                      _______________________________





        Executed at Englewood, New Jersey on this _____ day of ____________, 1997.


                                     UNITED MERCHANTS AND
                                        MANUFACTURERS, INC.,
                                     2 Executive Drive
                                     Suite 780
                                     Fort Lee, New Jersey 07024

                                     By:___________________________
                                       [NAME]
                                     Its: [TITLE]


                                     REUNITED HOLDINGS, INC.,
                                     2 Executive Drive
                                     Suite 780
                                     Fort Lee, New Jersey 07024

                                     By:___________________________
                                        [NAME]
                                        Its: [TITLE]


                                     UZI RUSKIN
                                     538 Next Day Hill Drive
                                     Englewood, New Jersey 07631

                                     ______________________________